Exhibit 4.3

CNH EQUIPMENT TRUST 2007-A

SALE AND SERVICING AGREEMENT

among

CNH EQUIPMENT TRUST 2007-A,

as Issuing Entity,

and

CNH CAPITAL RECEIVABLES LLC,

as Seller,

and

NEW HOLLAND CREDIT COMPANY, LLC,

as Servicer

Dated as of March1, 2007

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ii

Section 10.12.	Limitation of Liability of Trustee and Indenture Trustee	42
Section 10.13.	Conditions Precedent to Other Financing Transactions	42
Section 10.14.	Information Requests	42
Section 10.15.	Information to Be Provided by the Indenture Trustee.	42

iii

SALE AND SERVICING AGREEMENT (as amended or otherwise modified, this “Agreement”) dated as of March 1, 2007 among CNH EQUIPMENT TRUST 2007-A, a Delaware statutory trust (the “Issuing Entity” or the “Trust”), CNH CAPITAL RECEIVABLES LLC, a Delaware limited liability company (the “Seller”), and NEW HOLLAND CREDIT COMPANY, LLC, a Delaware limited liability company (the “Servicer”).

RECITALS

WHEREAS, the Issuing Entity desires to purchase a portfolio of Contracts purchased or originated by CNH Capital America LLC (“CNHCA”), in the ordinary course of business or acquired through the exercise of clean-up calls and sold to the Seller pursuant to the Liquidity Receivables Purchase Agreement and/or the Purchase Agreement;

WHEREAS, the Seller is willing to sell such Contracts to the Issuing Entity; and

WHEREAS, New Holland Credit Company, LLC (“NH Credit”) is willing to service such Contracts.

NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, the parties hereto agree as follows:

ARTICLE I
Definitions

Section 1.1.                                   Definitions.  Capitalized terms used herein and not otherwise defined herein are defined in Appendix A to the Indenture, dated as of the date hereof, between the Issuing Entity and The Bank of New York Trust Company, N.A.

Section 1.2.                                   Other Definitional Provisions.  (a)  All terms defined in this Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein.

(b)                                 As used in this Agreement and in any certificate or other document made or delivered pursuant hereto, accounting terms not defined in this Agreement or in any such certificate or other document, and accounting terms partly defined in this Agreement or in any such certificate or other document to the extent not defined, shall have the respective meanings given to them under generally accepted accounting principles as in effect on the date hereof. To the extent that the definitions of accounting terms in this Agreement or in any such certificate or other document are inconsistent with the meanings of such terms under generally accepted accounting principles, the definitions contained in this Agreement or in any such certificate or other document shall control.
(c)                                  The words “hereof”, “herein”, “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement; Section, Schedule and Exhibit references contained in this

Agreement are references to Sections, Schedules and Exhibits in or to this Agreement unless otherwise specified; and the term “including” shall mean “including, without limitation,”
(d)                                 The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such terms.
(e)                                  References to any law or regulation refer to that law or regulation as amended from time to time and include any successor law or regulation.
(f)                                    References to any agreement refer to that agreement as from time to time amended or supplemented or as the terms of such agreement are waived or modified in accordance with its terms.
(g)                                 References to any Person include that Person’s successors and assigns.

ARTICLE II
Conveyance of Receivables and Grant of Security
Interest in the Backup Servicer Account

Section 2.1.                                   Conveyance of Initial Receivables.  (a)  In consideration of the Issuing Entity’s delivery to or upon the order of the Seller on the Closing Date of the Notes and the other amounts to be distributed from time to time to the Seller in accordance with this Agreement, the Seller does hereby sell, transfer, assign, set over and otherwise convey to the Issuing Entity, without recourse (subject to the obligations herein), all of its right, title and interest in, to and under the following (collectively, the “Initial Assets”):

(i)                                     the Initial Receivables, including all documents constituting chattel paper included therewith, and all obligations of the Obligors thereunder, including all monies paid thereunder on or after the Initial Cutoff Date;

(ii)                                  the security interests in the Financed Equipment granted by Obligors pursuant to the Initial Receivables and any other interest of the Seller in such Financed Equipment;

(iii)                               any proceeds with respect to the Initial Receivables from claims on insurance policies covering Financed Equipment or Obligors;

(iv)                              the Liquidity Receivables Purchase Agreement (only with respect to Owned Contracts included in the Initial Receivables) and the Purchase Agreement, including the right of the Seller to cause CNHCA to repurchase Initial Receivables from the Seller under the circumstances described therein;

(v)                                 any proceeds from recourse to Dealers with respect to the Initial Receivables;

(vi)                              any Financed Equipment that shall have secured an Initial Receivable and that shall have been acquired by or on behalf of the Trust;

(vii)                           all funds on deposit from time to time in the Trust Accounts, including the Spread Account Initial Deposit, any Principal Supplement Account Deposit, the Negative Carry Account Initial Deposit and the Pre-Funded Amount, and in all investments and proceeds thereof (including all income thereon); and

(viii)                        the proceeds of any and all of the foregoing.

The above assignment shall be evidenced by a duly executed written assignment in substantially the form of Exhibit D (the “Assignment”).

(b)                                 The Seller hereby Grants to The Bank of New York Trust Company, N.A., as Indenture Trustee on behalf of the Noteholders and the Counterparty, all of the Seller’s right, title and interest in and to all funds on deposit from time to time in the Backup Servicer Account, including the Backup Servicer Account Initial Deposit, and in all investments and proceeds thereof (including all income thereon). The foregoing Grant is made to secure the Seller’s obligation to make funds available in the Backup Servicer Account available to the Indenture Trustee to pay Backup Servicer Expenses.  The Bank of New York Trust Company, N.A., as Indenture Trustee on behalf of the Noteholders and the Counterparty, (1) acknowledges such Grant and (2) agrees to perform its duties with respect thereto expressly set forth in this Agreement.

Section 2.2.                                   Conveyance of Subsequent Receivables.  (a)  Subject to the conditions set forth in clause (b) below and the proviso set forth in clause (c)  below, in consideration of the Trustee’s delivery on the related Subsequent Transfer Date to or upon the order of the Seller of the amount described in Section 5.8(a) to be delivered to the Seller, the Seller does hereby sell, transfer, assign, set over and otherwise convey to the Issuing Entity, without recourse (subject to the obligations herein), all of its right, title and interest in, to and under (collectively, the “Subsequent Assets”; and together with the Initial Assets, the “CNHCR Assets”):

(i)                                     the Subsequent Receivables listed on Schedule A to the related Subsequent Transfer Assignment, including all documents constituting chattel paper included therewith, and all obligations of the Obligors thereunder, including all monies paid thereunder on or after the related Subsequent Cutoff Date;

(ii)                                  the security interests in the Financed Equipment granted by Obligors pursuant to such Subsequent Receivables and any other interest of the Seller in such Financed Equipment;

(iii)                               any proceeds with respect to such Subsequent Receivables from claims on insurance policies covering Financed Equipment or Obligors;

(iv)                              the Liquidity Receivables Purchase Agreement (only with respect to Subsequent Receivables purchased by the Seller pursuant to such Agreement) and the Purchase Agreement, including the right of the Seller to cause CNHCA to repurchase Subsequent Receivables from the Seller under the circumstances described therein;

(v)                                 any proceeds with respect to such Subsequent Receivables from recourse to Dealers;

(vi)                              any Financed Equipment that shall have secured any such Subsequent Receivable and that shall have been acquired by or on behalf of the Trust; and

(vii)                           the proceeds of any and all of the foregoing.

(b)                                 Subject to the proviso set forth in clause (c) below, the Seller shall transfer to the Issuing Entity the Subsequent Receivables and the other property and rights related thereto described in clause (a) only upon the satisfaction of each of the following conditions precedent on or prior to the related Subsequent Transfer Date:

(i)                                     the Seller shall have delivered to the Trustee and the Indenture Trustee a duly executed written assignment in substantially the form of Exhibit E (the “Subsequent Transfer Assignment”), which shall include a Schedule A to the Subsequent Transfer Assignment listing the Subsequent Receivables;

(ii)                                  the Seller shall, to the extent required by Section 5.3, have deposited in the Collection Account all collections in respect of the Subsequent Receivables;

(iii)                               as of such Subsequent Transfer Date:  (A) the Seller was not insolvent and will not become insolvent as a result of the transfer of Subsequent Receivables on such Subsequent Transfer Date, (B) the Seller did not intend to incur or believe that it would incur debts that would be beyond the Seller’s ability to pay as such debts matured, (C) such transfer was not made with actual intent to hinder, delay or defraud any Person and (D) the assets of the Seller did not constitute unreasonably small capital to carry out its business as conducted;

(iv)                              the applicable Spread Account Initial Deposit for such Subsequent Transfer Date shall have been made;

(v)                                 the applicable Principal Supplement Account Deposit, if any, for such Subsequent Transfer Date shall have been made;

(vi)                              the Receivables in the Trust, including the Subsequent Receivables to be conveyed to the Trust on such Subsequent Transfer Date, shall meet the following criteria: (A) each of the Receivables is a Retail Installment Contract, (B) the weighted average original term of the Receivables in the Trust will not be greater than 55 months, and (C) not more than 35% of the aggregate Contract Value of the Receivables in the Trust will represent Contracts for the financing of construction equipment, (D) each Receivable has a remaining term to maturity of not more than 72 months and (E) each Receivable has a Statistical Contract Value as of the applicable Cutoff Date that (when combined with the Statistical Contract Value of any other Receivables with the same or an affiliated Obligor) does not exceed 1% of the aggregate Statistical Contract Value of all the Receivables;

(vii)                           the Funding Period shall not have terminated;

(viii)                        each of the representations and warranties made by the Seller pursuant to Section 3.1 of this Agreement and by CNHCA pursuant to Section 3.2(b) of the Purchase Agreement, in each case with respect to the Subsequent Receivables, shall be true and correct as of such Subsequent Transfer Date, and the Seller shall have performed all obligations to be performed by it hereunder on or prior to such Subsequent Transfer Date;

(ix)                                the Seller shall, at its own expense, on or prior to such Subsequent Transfer Date, indicate in its computer files that the Subsequent Receivables identified in the related Subsequent Transfer Assignment have been sold to the Issuing Entity pursuant to this Agreement and the Subsequent Transfer Assignment;

(x)                                   the Seller shall have taken any action required to maintain the first priority perfected ownership interest of the Issuing Entity in the Trust Estate and the first priority perfected security interest of the Indenture Trustee in the Collateral;

(xi)                                no selection procedures believed by the Seller to be adverse to the interests of the Trust, the Noteholders or the Certificateholders shall have been utilized in selecting the Subsequent Receivables;

(xii)                             the addition of the Subsequent Receivables will not result in a material adverse tax consequence to the Trust, the Noteholders or the Certificateholders;

(xiii)                          the Seller shall have provided the Indenture Trustee, the Trustee and the Rating Agencies a statement listing the aggregate Contract Value of such Subsequent Receivables and any other information reasonably requested by any of the foregoing with respect to such Subsequent Receivables;

(xiv)                         the Seller shall have delivered to the Trustee and the Indenture Trustee a letter of a firm of Independent certified public accountants confirming the satisfaction of the conditions set forth in clause (vi) with respect to the Subsequent Receivables, and covering substantially the same matters with respect to the Subsequent Receivables as are set forth in Exhibit F hereto;

(xv)                            the Seller shall have delivered to the Indenture Trustee and the Trustee an Officer’s Certificate confirming the satisfaction of each condition specified in this clause (b) (substantially in the form attached as Annex A to the Subsequent Transfer Assignment); and

(xvi)                         the Rating Agency Condition shall have been satisfied in connection therewith.

(c)                                  The Seller covenants to transfer to the Issuing Entity pursuant to clause (a) Subsequent Receivables with an aggregate Contract Value approximately equal to $286,174,616.79 subject only to availability thereof.

ARTICLE III
The Receivables

Section 3.1.                                   Representations and Warranties of Seller.  The Seller makes the following representations and warranties as to the Receivables on which the Issuing Entity is deemed to have relied in acquiring the Receivables.  Such representations and warranties speak as of the Closing Date, in the case of the Initial Receivables, and as of the applicable Subsequent Transfer Date, in the case of the Subsequent Receivables, but shall survive the sale, transfer and assignment of the Receivables to the Issuing Entity and the pledge thereof to the Indenture Trustee pursuant to the Indenture.

(a)                                  Title.  It is the intention of the Seller that the transfer and assignment herein contemplated constitute a sale of the Receivables from the Seller to the Issuing Entity and that the beneficial interest in and title to the Receivables not be part of the debtor’s estate in the event of the filing of a bankruptcy petition by or against the Seller under any bankruptcy or similar law.  No Receivable has been sold, transferred, assigned or pledged by the Seller to any Person other than the Issuer.  Immediately prior to the transfer and assignment herein contemplated, the Seller had good title to each Receivable, free and clear of all Liens and, immediately upon the transfer thereof, the Issuer shall have good title to each Receivable, free and clear of all Liens; and the transfer and assignment of the Receivables to the Issuer has been perfected under the UCC on the Closing Date.

If (but only to the extent) that the transfer of the CNHCR Assets hereunder is characterized by a court or other governmental authority as a loan rather than a sale, the Seller shall be deemed hereunder to have granted to the Issuing Entity a security interest in all of Seller’s right, title and interest in and to the CNHCR Assets.  Such security interest shall secure all of Seller’s obligations (monetary or otherwise) under this Agreement and the other Basic Documents to which it is a party, whether now or hereafter existing or arising, due or to become due, direct or indirect, absolute or contingent.  The Seller shall have, with respect to the property described in Section 2.1 and Section 2.2, and in addition to all the other rights and remedies available to Seller under this Agreement and applicable law, all the rights and remedies of a secured party under any applicable UCC, and this Agreement shall constitute a security agreement under applicable law.

(b)                                 All Filings Made. All filings (including UCC filings) necessary in any jurisdiction to give the Issuer a first priority perfected ownership interest in the Receivables, and to give the Indenture Trustee a first priority perfected security interest therein, have been made.
(c)                                  Perfection Representations. The Seller further makes all the representations, warranties and covenants set forth in Schedule P .

Section 3.2.                                   Repurchase upon Breach.  (a)  The Seller, the Servicer or the Trustee, as the case may be, shall inform the other parties to this Agreement and the Indenture Trustee promptly, in writing, upon the discovery of any breach of the Seller’s representations and warranties made pursuant to Section 3.1 or Section 6.1, CNHCA’s representations and warranties made pursuant to Section 3.2(b) of the Liquidity Receivables Purchase Agreement, or CNHCA’s

representations and warranties made pursuant to Section 3.2(b) of the Purchase Agreement.  Unless any such breach shall have been cured by the last day of the second (or, if the Seller elects, the first) Collection Period after such breach is discovered by the Trustee or in which the Trustee receives written notice from the Seller or the Servicer of such breach, the Seller shall be obligated, and, if necessary, the Seller or the Trustee shall enforce the obligation of CNHCA under the Liquidity Receivables Purchase Agreement or the Purchase Agreement, as applicable, to repurchase any Receivable materially and adversely affected by any such breach as of such last day. As consideration for the repurchase of the Receivable, the Seller shall remit the Purchase Amount in the manner specified in Section 5.5; provided, however, that the obligation of the Seller to repurchase any Receivable arising solely as a result of a breach of CNHCA’s representations and warranties pursuant to Section 3.2(b) of the Liquidity Receivables Purchase Agreement and Section 3.2(b) of the Purchase Agreement is subject to the receipt by the Seller of the Purchase Amount from CNHCA.  Subject to the provisions of Section 6.3, the sole remedy of the Issuing Entity, the Trustee, the Indenture Trustee, the Noteholders or the Certificateholders with respect to a breach of the representations and warranties pursuant to Section 3.1 and the agreement contained in this Section shall be to require the Seller to repurchase Receivables pursuant to this Section, subject to the conditions contained herein, and to enforce CNHCA’s obligation to the Seller to repurchase such Receivables pursuant to the Liquidity Receivables Purchase Agreement or the Purchase Agreement, as applicable.

(b)                                 With respect to all Receivables repurchased by the Seller pursuant to this Agreement, the Issuing Entity shall sell, transfer, assign, set over and otherwise convey to the Seller, without recourse, representation or warranty, all of the Issuing Entity’s right, title and interest in, to and under such Receivables, and all security and documents relating thereto.

Section 3.3.                                   Custody of Receivable Files.  To assure uniform quality in servicing the Receivables and to reduce administrative costs, the Issuing Entity hereby revocably appoints the Servicer, and the Servicer hereby accepts such appointment, to act for the benefit of the Issuing Entity and the Indenture Trustee as custodian of the following documents or instruments, which are hereby constructively delivered to the Indenture Trustee, as pledgee of the Issuing Entity (or, in the case of the Subsequent Receivables, will as of the applicable Subsequent Transfer Date be constructively delivered to the Indenture Trustee, as pledgee of the Issuing Entity) with respect to each Receivable:

(a)                                  the original fully executed copy of the Receivable;
(b)                                 a record or facsimile of the original credit application fully executed by the Obligor;
(c)                                  the original certificate of title or file stamped copy of the UCC financing statement or such other documents that the Servicer shall keep on file, in accordance with its customary procedures, evidencing the security interest of NH Credit or, in the case of a Receivable, CNHCA in the Financed Equipment; and
(d)                                 any and all other documents that the Servicer or the Seller or, in the case of Receivables, CNHCA shall keep on file, in accordance with its customary procedures, relating to a Receivable, an Obligor or any of the Financed Equipment.

Section 3.4.                                   Duties of Servicer as Custodian.  (a)  Safekeeping. The Servicer (or its Affiliates, but only in accordance with the second following sentence) shall hold the Receivable Files for the benefit of the Issuing Entity and the Indenture Trustee and maintain such accurate and complete accounts, records and computer systems pertaining to each Receivable File as shall enable the Issuing Entity to comply with this Agreement. In performing its duties as custodian, the Servicer shall act with reasonable care, using that degree of skill and attention that the Servicer exercises with respect to the receivable files relating to all comparable equipment receivables that the Servicer services for its Affiliates or others.  The Servicer, in its capacity as custodian, may at any time delegate its duties as custodian to any Affiliate of the Servicer; provided, that no such delegation shall relieve the Servicer of its responsibility with respect to such duties and the Servicer shall remain obligated and liable to the Issuing Entity, the Depositor and the Indenture Trustee for its duties hereunder as if the Servicer alone were performing such duties. The Servicer shall conduct, or cause to be conducted, periodic audits of the Receivable Files and the related accounts, records and computer systems, in such a manner as shall enable the Issuing Entity or the Indenture Trustee to verify the accuracy of the Servicer’s record keeping.  The Servicer shall promptly report to the Issuing Entity and the Indenture Trustee any failure on its part, or its Affiliate’s part, to hold the Receivable Files and maintain its accounts, records and computer systems as herein provided and promptly take appropriate action to remedy any such failure. Nothing herein shall be deemed to require an initial review or any periodic review by the Issuing Entity, the Trustee or the Indenture Trustee of the Receivable Files.

(b)                                 Maintenance of and Access to Records. The Servicer shall maintain each Receivable File at one or more of its offices and/or one or more of its Affiliate’s offices; provided that at no time shall a Receivable File be moved to an office or location outside the geographic boundaries of the United States. The Servicer shall make available for inspection by the Seller, the Issuing Entity and the Indenture Trustee or their respective duly authorized representatives, attorneys or auditors a list of locations of the Receivable Files and the related accounts, records and computer systems maintained by the Servicer at such times during normal business hours as the Seller, the Issuing Entity or the Indenture Trustee shall instruct.

Section 3.5.                                   Instructions; Authority To Act.  The Servicer shall be deemed to have received proper instructions with respect to the Receivable Files upon its receipt of written instructions signed by a Trust Officer of the Indenture Trustee.

Section 3.6.                                   Custodian’s Indemnification.  The Servicer as custodian shall indemnify the Trust, the Trustee and the Indenture Trustee (and each of their officers, directors, employees and agents) for any and all liabilities, obligations, losses, compensatory damages, payments, costs or expenses of any kind whatsoever that may be imposed on, incurred by or asserted against the Trust, the Trustee or the Indenture Trustee (or any of their officers, directors and agents) as the result of any improper act or omission in any way relating to the maintenance and custody by the Servicer as custodian of the Receivable Files; provided, however, that the Servicer shall not be liable: (a) to the Trustee for any portion of any such amount resulting from the willful misfeasance, bad faith or negligence of the Trustee, and (b) to the Indenture Trustee for any portion of any such amount resulting from the willful misfeasance, bad faith or negligence of the Indenture Trustee; and, provided further, that the Servicer shall only be liable pursuant to this Section 3.6 for its acts or omissions committed during the period it is serving as custodian hereunder.  Indemnification under this Section shall survive the resignation or removal of the Servicer as custodian, the resignation or removal of the Indenture Trustee or the termination of this Agreement.

Section 3.7.                                   Effective Period and Termination.  The Servicer’s appointment as custodian shall become effective as of the Initial Cutoff Date and shall continue in full force and effect until terminated pursuant to this Section. If any Servicer shall resign as Servicer in accordance with this Agreement or if all of the rights and obligations of any Servicer shall have been terminated under Section 8.1, the appointment of such Servicer as custodian shall be terminated by:  (a) the Indenture Trustee, (b) the Noteholders of Notes evidencing not less than 25% of the Note Balance, (c) with the consent of Noteholders of Notes evidencing not less than 25% of the Note Balance, the Trustee or (d) Certificateholders evidencing not less than 25% of the beneficial interest in the Issuing Entity, in the same manner as the Indenture Trustee or such Holders may terminate the rights and obligations of the Servicer under Section 8.1.  The Indenture Trustee or, with the consent of the Indenture Trustee, the Trustee may terminate the Servicer’s appointment as custodian, with cause, at any time upon written notification to the Servicer, and without cause upon 30 days’ prior written notification to the Servicer. As soon as practicable after any termination of such appointment, the Servicer shall deliver the Receivable Files to the Indenture Trustee or the Indenture Trustee’s agent at such place(s) as the Indenture Trustee may reasonably designate.  The Issuing Entity shall give notification to the Counterparty upon termination of the Servicer as custodian.

Section 3.8.                                   Backup Servicer as Custodian.  The Backup Servicer shall only act as custodian pursuant to Section 3.4 hereunder if it is simultaneously acting as Successor Servicer pursuant to this Agreement.

ARTICLE IV
Administration and Servicing of Receivables

Section 4.1.                                   Duties of Servicer.  The Servicer, for the benefit of the Issuing Entity, and (to the extent provided herein) the Indenture Trustee shall manage, service, administer and make collections on the Receivables with reasonable care, using that degree of skill and attention that the Servicer exercises with respect to all comparable equipment receivables that it services for its Affiliates or others. The Servicer’s duties shall include collection and posting of all payments, responding to inquiries of Obligors on such Receivables, investigating delinquencies, sending payment coupons or statements to Obligors, reporting tax information to Obligors, accounting for collections and furnishing monthly and annual statements to the Trustee and the Indenture Trustee with respect to distributions. Subject to Section 4.2, the Servicer shall follow its then current customary standards, policies and procedures in performing its duties as Servicer.

Without limiting the generality of the foregoing, the Servicer is authorized and empowered to execute and deliver, on behalf of itself, the Issuing Entity, the Trustee, the Indenture Trustee, the Certificateholders, the Noteholders or any of them, any and all instruments of satisfaction or cancellation, or partial or full release or discharge, and all other comparable instruments, with respect to such Receivables or the Financed Equipment securing such Receivables. If the Servicer shall commence a legal proceeding to enforce a Receivable, the Issuing Entity shall thereupon be deemed to have automatically assigned, solely for the purpose of collection, such Receivable to the Servicer. If in any enforcement suit or legal proceeding it shall be held that the Servicer may not enforce a Receivable on the ground that it shall not be a real party in interest or a holder entitled to enforce such Receivable, the Trustee shall, at the Servicer’s direction (and, so long as the Servicer is NH Credit, at the Servicer’s expense), take steps to enforce such Receivable, including bringing suit in its name or the name of the Trust, the Indenture Trustee, the Certificateholders or the Noteholders. The Trustee or the Indenture Trustee shall, upon the written request of the Servicer, furnish the Servicer with any powers of attorney and other documents reasonably necessary or appropriate to enable the Servicer to carry out its servicing and administrative duties hereunder.

Section 4.2.                                   Collection and Allocation of Receivable Payments.  The Servicer shall make reasonable efforts to collect all payments called for under the Receivables as and when the same shall become due and shall follow such collection procedures as it follows with respect to all comparable equipment receivables that it services for its Affiliates or others.  The Servicer shall allocate collections between principal and interest in accordance with the customary servicing procedures it follows with respect to all comparable equipment receivables that it services for its Affiliates or others.  The Servicer may grant extensions or adjustments on a Receivable; provided, however, that if the Servicer extends the date for final payment by the Obligor of any Receivable beyond the Final Scheduled Maturity Date, it shall promptly purchase the Receivable from the Issuing Entity in accordance with Section 4.6.  The Servicer may, in its discretion, waive any late payment charge or any other fees (other than extension fees or any other fees that represent interest charges on deferred Scheduled Payments) that may be collected in the ordinary course of servicing a Receivable.  The Servicer shall not agree to any decrease of the interest rate on any Receivable or reduce the aggregate amount of the Scheduled Payments due on any Receivable except as required by law.

Section 4.3.                                   Realization upon Receivables.  For the benefit of the Issuing Entity and the Indenture Trustee, the Servicer shall use reasonable efforts, consistent with its customary servicing procedures, to repossess or otherwise convert the ownership of the Financed Equipment securing any Receivable as to which the Servicer shall have determined eventual payment in full is unlikely.  The Servicer shall follow such customary and usual practices and procedures as it shall deem necessary or advisable in its servicing of equipment receivables, which may include reasonable efforts to realize upon any recourse to Dealers and selling the Financed Equipment at public or private sale (it being understood that, if the Backup Servicer is acting as Successor Servicer, it shall have no duty to enforce remedies against Dealers).  The foregoing shall be subject to the provision that, in any case in which the Financed Equipment shall have suffered damage, the Servicer shall not expend funds in connection with the repair or the repossession of such Financed Equipment unless it shall determine in its discretion that such repair and/or repossession will increase the Liquidation Proceeds by an amount greater than the amount of such expenses.

Section 4.4.                                   Maintenance of Security Interests in Financed Equipment.  The Servicer shall, in accordance with its customary servicing procedures, take such steps as are necessary to maintain perfection of the security interest created by each Receivable in the related Financed Equipment. The Servicer is hereby authorized to take such steps as are necessary to re-perfect such security interest for the benefit of the Issuing Entity and the Indenture Trustee in the event of the relocation of any Financed Equipment, any change to the UCC or for any other reason.

Any out-of-pocket expenses incurred by the Successor Servicer in connection with any such re-perfection shall be reimbursable in accordance with Section 5.6(b)(x).

Section 4.5.                                   Covenants of Servicer.  The Servicer shall not release the Financed Equipment securing any Receivable from the security interest granted by such Receivable in whole or in part except in the event of payment in full by the Obligor thereunder or repossession, nor shall the Servicer impair the rights of the Issuing Entity, the Indenture Trustee, the Certificateholders or the Noteholders in such Receivables. The Servicer shall, in accordance with its customary servicing procedures, require that each Obligor shall have obtained physical damage insurance covering the Financed Equipment as of the execution of the Receivable.

Section 4.6.                                   Purchase of Receivables upon Breach.  The Servicer or the Trustee shall inform the other party, the Indenture Trustee, the Seller, NH Credit and CNHCA promptly, in writing, upon the discovery of any breach pursuant to Sections 4.2, 4.4 or 4.5.  Unless the breach shall have been cured by the last day of the Collection Period in which such breach is discovered, the Servicer shall purchase or shall cause CNHCA to purchase any Receivable materially and adversely affected by such breach as of such last day.  If the Servicer takes any action during any Collection Period pursuant to Section 4.2 that impairs the rights of the Issuing Entity, the Indenture Trustee, the Certificateholders or the Noteholders in any Receivable or as otherwise provided in Section 4.2, the Servicer shall purchase or shall cause CNHCA to purchase such Receivable as of the last day of such Collection Period. As consideration for the purchase of any such Receivable pursuant to either of the two preceding sentences, the Servicer shall remit or shall cause CNHCA to remit the Purchase Amount in the manner specified in Section 5.5.  Subject to Section 7.2, the sole remedy of the Issuing Entity, the Trustee, the Indenture Trustee, the Certificateholders or the Noteholders with respect to a breach pursuant to Sections 4.2, 4.4 or 4.5 shall be to require the Servicer to purchase or to cause CNHCA to purchase Receivables pursuant to this Section.  The Trustee shall have no duty to conduct any affirmative investigation as to the occurrence of any condition requiring the purchase of any Receivable pursuant to this Section.  In no event shall the Backup Servicer as Successor Servicer be obligated to purchase any Receivables pursuant to this Section 4.6.

Section 4.7.                                   Servicing Fee.  The Servicing Fee for each Collection Period shall be equal to 1/12th of 1.00% of the Pool Balance as of the first day of such Collection Period; provided that with respect to any Successor Servicer hereunder, the Servicing Fee for each Collection Period shall be equal to the greater of (a) 1/12th of 1.00% of the Pool Balance as of the first day of such Collection Period, (b) $8.50 per Contract in the Trust Estate as of the first day of such Collection Period and (c) $5,000.

Section 4.8.                                   Servicer’s Certificate.  On each Determination Date the Servicer shall deliver to the Trustee, the Indenture Trustee, the Seller and the Backup Servicer, with a copy to the Rating Agencies and the Counterparty, a Servicer’s Certificate containing all information necessary to make the distributions pursuant to Sections 5.6 and 5.7 and the deposits to the Collection Account pursuant to Section 5.3 for the Collection Period preceding the date of such Servicer’s Certificate.  Receivables to be repurchased by the Seller or purchased by the Servicer shall be identified by the Servicer by account number with respect to such Receivable (as specified in the Schedule of Receivables delivered on the Closing Date or attached to the applicable Subsequent Transfer Assignment).

Section 4.9.                                   Annual Statement as to Compliance; Notice of Default.  (a)  The Servicer shall deliver to the Issuing Entity and the Indenture Trustee, on or before March 30 of each year, an Officer’s Certificate of the Servicer providing such information as is required under Item 1123 of Regulation AB with respect to the prior calendar year.

(b)                                 The Servicer will deliver to the Issuing Entity, on or before March 30 of each year, a report regarding the Servicer’s assessment of compliance with the applicable servicing criteria specified in Item 1122 of Regulation AB during the immediately preceding calendar year, including any material instance of noncompliance identified by the Servicer as required under Rules 13a-18 and 15d-18 of the Exchange Act and Item 1122 of Regulation AB.
(c)                                  The Servicer shall deliver to the Trustee, the Indenture Trustee, the Counterparty and the Rating Agencies, promptly after having obtained knowledge thereof, but in no event later than five Business Days thereafter, written notice in an Officer’s Certificate of any event that, with the giving of notice or lapse of time, or both, would become a Servicer Default under Section 8.1(a) or (b).

Section 4.10.                             Annual Independent Certified Public Accountants’ Report.  The Servicer shall cause a firm of independent certified public accountants, which may also render other services to the Servicer, the Seller or any other Affiliate of CNH Global, to deliver to the Issuing Entity, the Indenture Trustee and the Rating Agencies on or before March 30 of each year a report, providing its assessment of compliance with the minimum servicing criteria during the preceding calendar year, including disclosure of any material instance of non-compliance, as required by Rule 13a-18 and 15d-18 of the Exchange Act and Item 1122(b) of Regulation AB.  Such attestation will be in accordance with Rules 1-02(a)(3) and 2-02(g) of Regulation S-X under the Securities Act and the Exchange Act.

The certification required by this paragraph may be replaced, at the Servicer’s option, by any similar certification using standards which are now or in the future in use by servicers of comparable assets or which otherwise comply with any rule, regulation, “no action” letter or similar guidance promulgated by the Securities and Exchange Commission.

In the event that such firm requires the Indenture Trustee to agree to the procedures performed by such firm, the Servicer shall direct the Indenture Trustee in writing to so agree; it being understood and agreed that the Indenture Trustee will deliver such letter of agreement in conclusive reliance upon the direction of the Servicer and the Indenture Trustee makes no independent inquiry or investigation as to, and shall have no obligation or liability in respect of, the sufficiency, validity or correctness of such procedures.

Such report will also indicate that the firm is independent of the Servicer within the meaning of the Code of Professional Ethics of the American Institute of Certified Public Accountants.

Notwithstanding the preceding in this Section 4.10 or 4.9(b), if the Backup Servicer is acting as the Successor Servicer, as to any fiscal year of the Issuing Entity when the Issuing Entity’s reporting obligations under Section 15(d) of the Exchange Act are suspended as provided in Rule 15d-22 under the Exchange Act, the Backup Servicer shall only be required to provide a copy of its annual SAS 70 report and its audited financial statements.

Section 4.11.                             Access to Certain Documentation and Information Regarding Receivables.  The Servicer shall provide to the Trustee, the Backup Servicer and the Indenture Trustee access to the Receivable Files in such cases where the Trustee or the Indenture Trustee shall be required by applicable statutes or regulations to review such documentation. Access shall be afforded without charge, but only upon reasonable request and during the normal business hours at the office of the Servicer.  Provided, however, at any time upon written request of the Indenture Trustee, the Servicer will provide (within 10 days of receipt of such request) an electronic data file containing all relevant loan level information on each Receivable necessary for a Successor Servicer to assume servicing responsibilities, including current mailing address and telephone number, current balance, payment schedule and past due status of each Obligor (such request not to be made more frequently than one per month).  Nothing in this Section shall affect the obligation of the Servicer to observe any applicable law prohibiting disclosure of information regarding the Obligors, and the failure of the Servicer to provide access to information as a result of such obligation shall not constitute a breach of this Section.

Section 4.12.                             Servicer Expenses.  The Servicer shall be required to pay all expenses incurred by it in connection with its activities hereunder, including fees and disbursements of independent accountants, taxes imposed on the Servicer and expenses incurred in connection with distributions and reports to Certificateholders and the Noteholders. All reasonable costs and expenses and indemnities (including attorneys’ fees and expenses) incurred in connection with the engagement of a Backup Servicer (including obtaining a Backup Servicer to replace SST as Backup Servicer), or transitioning the Backup Servicer to the role of Successor Servicer, including any engagement fees, travel expenses or due diligence costs and other reasonable expense reimbursements incurred by the Backup Servicer pursuant to the Backup Servicing Agreement and all indemnification payments payable to the Backup Servicer pursuant to the Backup Servicing Agreement (collectively, such fees, expenses and costs and indemnities, the “Backup Servicer Expenses”) shall be paid from funds available in the Backup Servicer Account upon presentation of reasonable documentation to the Servicer.  Distributions of Backup Servicer Expenses shall be made in accordance with Section 5.13. To the extent that any Backup Servicer Expenses exceed the amount on deposit in the Backup Servicer Account (any such shortfall, a “Backup Servicer Account Shortfall Amount”), the Servicer (so long as the Servicer is NH Credit) agrees, within thirty days of demand thereof, to deliver to the Indenture Trustee for deposit in the Backup Servicer Account, such Backup Servicer Account Shortfall Amount.

If amounts in the Backup Servicer Account are insufficient to fully reimburse the Backup Servicer in respect of Backup Servicer Expenses, the Backup Servicer shall be reimbursed pursuant to Section 5.6(b)(xi).

Section 4.13.                             Appointment of Subservicer.  The Servicer may at any time appoint a subservicer to perform all or any portion of its obligations as Servicer hereunder; provided, however, that the Rating Agency Condition shall have been satisfied in connection therewith (other than with respect to the appointment of CNHCA, as subservicer, with respect to the Receivables); and provided further, that the Servicer shall remain obligated and be liable to the Issuing Entity, the Trustee, the Indenture Trustee, the Counterparty, the Certificateholders and

the Noteholders for the servicing and administering of the Receivables in accordance with the provisions hereof without diminution of such obligation and liability by virtue of the appointment of such subservicer and to the same extent and under the same terms and conditions as if the Servicer alone were servicing and administering the Receivables. The fees and expenses of any subservicer shall be as agreed between the Servicer and such subservicer from time to time and none of the Issuing Entity, the Trustee, the Indenture Trustee, the Counterparty, the Certificateholders or the Noteholders shall have any responsibility therefor.  Notwithstanding the foregoing, the Backup Servicer as Successor Servicer shall have the right to terminate any prior or existing subservicing arrangement with or without cause.

ARTICLE V
Distributions: Spread Account;
Statements to Certificateholders and Noteholders

Section 5.1.                                   Establishment of Trust Accounts and the Backup Servicer Account.  (a) (i)  The Servicer, for the benefit of the Noteholders, the Counterparty and the Certificateholders, shall establish and maintain in the name of the Indenture Trustee an Eligible Deposit Account (the “Collection Account”), bearing a designation clearly indicating that the funds deposited therein are held for the benefit of the Noteholders, the Counterparty and the Certificateholders.

(ii)                                  The Servicer, for the benefit of the Noteholders and the Counterparty, shall establish and maintain in the name of the Indenture Trustee an Eligible Deposit Account (the “Note Distribution Account”), bearing a designation clearly indicating that the funds deposited therein are held for the benefit of the Noteholders and the Counterparty.

(iii)                               The Servicer, for the benefit of the Noteholders and the Counterparty, shall establish and maintain in the name of the Indenture Trustee an Eligible Deposit Account (the “Spread Account”), bearing a designation clearly indicating that the funds deposited therein are held for the benefit of the Noteholders and the Counterparty.

(iv)                              The Servicer, for the benefit of the Noteholders, the Counterparty and the Certificateholders, shall establish and maintain in the name of the Indenture Trustee an Eligible Deposit Account (the “Pre-Funding Account”), bearing a designation clearly indicating that the funds deposited therein are held for the benefit of the Noteholders, the Counterparty and the Certificateholders; provided, however that the Servicer shall not be required to establish such account so long as no amount greater than $0.00 shall be required to be deposited into such account pursuant to this Agreement or any other Basic Document.

(v)                                 The Servicer, for the benefit of the Noteholders, the Counterparty and the Certificateholders, shall establish and maintain in the name of the Indenture Trustee an Eligible Deposit Account (the “Negative Carry Account”), bearing a designation clearly indicating that the funds deposited therein are held for the benefit of the Noteholders, the Counterparty and the Certificateholders; provided, however that the Servicer shall not be required to establish such account so long as no amount greater than $0.00 shall be required to be deposited into such account pursuant to this Agreement or any other Basic Document.

(vi)                              The Servicer, for the benefit of the Noteholders, the Counterparty and the Certificateholders, shall establish and maintain in the name of the Indenture Trustee an Eligible Deposit Account (the “Principal Supplement Account”), bearing a designation clearly indicating that the funds deposited therein are held for the benefit of the Noteholders, the Counterparty and the Certificateholders; provided, however that the Servicer shall not be required to establish such account so long as no amount greater than $0.00 shall be required to be deposited into such account pursuant to this Agreement or any other Basic Document.

(vii)                           The Servicer on behalf of the Seller, for the benefit of the Indenture Trustee on behalf of the Noteholders and the Backup Servicer, shall establish and maintain in the name of the Indenture Trustee, an Eligible Deposit Account (the “Backup Servicer Account”), bearing a designation clearly indicating that the funds deposited therein are held for the benefit of the Indenture Trustee on behalf of the Noteholders and the Backup Servicer, provided, however that the Servicer shall not be required to maintain such account so long as no amount greater than $0.00 shall be required to be held on deposit in such account pursuant to this Agreement or any other Basic Document.  The Backup Servicer Account shall not be a “Trust Account” (as hereinafter defined) and shall not constitute part of the Trust Estate. Except as provided in Section 5.13, the only permitted withdrawal from or application of funds on deposit in, or otherwise standing to the credit of, the Backup Servicer Account shall be for application to Backup Servicer Expenses.

(b)                                 Funds on deposit in the Collection Account, the Note Distribution Account, the Spread Account, the Pre-Funding Account, the Negative Carry Account and the Principal Supplement Account, (collectively, the “Trust Accounts”) and the Backup Servicer Account shall be invested or reinvested by the Indenture Trustee in Eligible Investments selected by and as directed in writing by the Servicer (which written direction may be in the form of standing instructions) or if the Servicer fails to provide written direction, shall be invested or reinvested by the Indenture Trustee in Eligible Investments specified in paragraph (d)  of the definition of “Eligible Investments” (without giving effect to the proviso therein) as set forth in Appendix A to the Indenture; provided, however, it is understood and agreed that the Indenture Trustee shall not be liable for the selection of, or any loss arising from such investment in, Eligible Investments. All such Eligible Investments shall be held or controlled by the Indenture Trustee for the benefit of the Noteholders, the Counterparty and the Certificateholders or the Noteholders and the Counterparty, as applicable (and for the purposes of Articles 8 and 9 of the UCC, each Eligible Investment is intended to constitute a Financial Asset, and each of the Trust Accounts and the Backup Servicer Account is intended to constitute a Securities Account); provided, that on each Transfer Date, all Investment Earnings on funds on deposit in the Trust Accounts shall be deposited into the Collection Account and shall be deemed to constitute a portion of the Total Distribution Amount Funds on deposit in the Trust Accounts and the Backup Servicer Account shall be invested in Eligible Investments (or other investments permitted by the Rating Agencies) that will mature so that such funds will be available at the close of business on the Transfer Date preceding the following Payment Date; provided, however, that funds on deposit in Trust

Accounts and the Backup Servicer Account may be invested in Eligible Investments of the entity serving as Indenture Trustee payable on demand or that mature so that such funds will be available on the Payment Date. Funds deposited in a Trust Account or the Backup Servicer Account on the Transfer Date that precedes a Payment Date upon the maturity or liquidation of any Eligible Investments are not required to be invested overnight.
(c)                                  (i)  The Indenture Trustee shall possess or control all right, title and interest in all funds on deposit from time to time in the Trust Accounts and in all proceeds thereof (including all income thereon) and all such funds, investments, proceeds and income shall be part of the Trust Estate.  The Trust Accounts shall be under the sole dominion and control of the Indenture Trustee for the benefit of the Noteholders, the Counterparty and the Certificateholders or the Noteholders and the Counterparty, as the case may be. The Indenture Trustee shall possess or control all right, title and interest in all funds on deposit from time to time in the Backup Servicer Account and in all proceeds thereof (including all income thereon). The Backup Servicer Account shall be under the sole dominion and control of the Indenture Trustee for the benefit of the Noteholders and the Backup Servicer. If, at any time, any of the Trust Accounts or the Backup Servicer Account ceases to be an Eligible Deposit Account, the Indenture Trustee (or the Servicer on its behalf) shall within 10 Business Days (or such longer period, not to exceed 30 calendar days, as to which each Rating Agency may consent) establish a new Trust Account or new Backup Servicer Account, as the case may be, as an Eligible Deposit Account and shall transfer any cash and/or any investments held in the no-longer Eligible Deposit Account to such new Trust Account or new Backup Servicer Account, as the case may be.

(ii)                                  With respect to the Trust Account Property or Backup Servicer Account Property, the Indenture Trustee agrees, by its acceptance hereof, that:

(A)                              any Trust Account Property or Backup Servicer Account Property that is held in deposit accounts shall be held solely in Eligible Deposit Accounts, subject to the last sentence of Section 5.1(c)(i);  and each such Eligible Deposit Account shall be subject to the exclusive custody and control of the Indenture Trustee, and the Indenture Trustee shall have sole signature authority with respect thereto;

(B)                                any Trust Account Property or Backup Servicer Account Property that constitutes a Certificated Security shall be delivered to the Indenture Trustee in accordance with paragraph (i) of the definition of “Delivery” and shall be held, pending maturity or disposition, solely by the Indenture Trustee or its agent;

(C)                                any such Trust Account Property or Backup Servicer Account Property that constitutes an Uncertificated Security (including any investments in money market mutual funds, but excluding any Federal Book Entry Security) shall be delivered to the Indenture Trustee in accordance with paragraph (ii) of the definition of “Delivery” and shall be maintained, pending maturity or disposition, through continued registration of the Indenture Trustee’s (or its custodian or nominee’s) ownership of such security; and

(D)                               with respect to any Trust Account Property or Backup Servicer Account Property that constitutes a Federal Book Entry Security, the Indenture Trustee shall maintain and obtain Control over such property.

(iii)                               The Servicer shall have the power, revocable by the Indenture Trustee or by the Trustee, with the consent of the Indenture Trustee, to instruct the Indenture Trustee to make withdrawals and payments from the Trust Accounts and the Backup Servicer Account for the purpose of permitting the Servicer or the Trustee to carry out its respective duties hereunder or permitting the Indenture Trustee to carry out its duties under the Indenture.

(d)                                 All Trust Accounts as well as the Backup Servicer Account will initially be established at the Indenture Trustee.

Section 5.2.                                   Interest Rate Swap Agreement.  (a)  The Issuing Entity shall on or prior to the Closing Date enter into the Interest Rate Swap Agreement with the Counterparty for the benefit of the Noteholders and Certificateholders, such that the aggregate notional amount under the Interest Rate Swap Agreement shall, at any time, be equal to the Outstanding Amount of the Class A-4 Notes at such time.  Net Swap Receipts shall be deposited by the Indenture Trustee into the Collection Account on the day received and shall constitute part of the Total Distribution Amount.  Subject to Section 5.6, on any Payment Date when there shall be a Net Swap Payment, the Indenture Trustee shall pay such Net Swap Payment from the Total Distribution Amount; and on any day when there shall be a Swap Termination Payment, the Indenture Trustee shall pay such Swap Termination Payment from the Total Distribution Amount.

(b)                                 The Interest Rate Swap Agreement shall be in substantially the same form as the Interest Rate Swap Agreement attached hereto as Exhibit G.
(c)                                  The Servicer (so long as the Servicer is NH Credit), when required under the Interest Rate Swap Agreement, shall cause the Issuing Entity to enter into a replacement Interest Rate Swap Agreement.

Section 5.3.                                   Collections.  The Servicer shall, and shall cause any subservicer to, remit within two Business Days of receipt thereof to the Collection Account all payments by or on behalf of the Obligors with respect to the Receivables, and all Liquidation Proceeds, both as collected during the Collection Period. Notwithstanding the foregoing, for so long as: (i) NH Credit remains the Servicer, (ii) no Servicer Default shall have occurred and be continuing and (iii) prior to ceasing remittances as described in the preceding sentence, the Rating Agency Condition shall have been satisfied (and any conditions or limitations imposed by the Rating Agencies in connection therewith are complied with), the Servicer shall remit such collections with respect to the related Collection Period to the Collection Account on the Transfer Date immediately following the end of such Collection Period.  For purposes of this Article V, the phrase “payments by or on behalf of the Obligors” shall mean payments made with respect to the Receivables by Persons other than the Servicer or the Seller.  On any Payment Date with respect to which the Backup Servicer shall have been acting as Successor Servicer during the related Collection Period, the Backup Servicer, in its capacity as Successor Servicer, may direct the Indenture Trustee to withdraw from the Collection Account and pay to the Backup Servicer, in

its capacity as Successor Servicer, the sum of any accrued amounts expended by such Successor Servicer in connection with the liquidation of any Liquidated Receivables, but solely to the extent such amounts were not netted out of Liquidation Proceeds with respect of such Liquidated Receivables or previously recovered by such Successor Servicer pursuant to this Section 5.3; provided that, the amount that such Successor Servicer may withdraw from the Collection Account pursuant to this Section 5.3 on any Payment Date shall not exceed the aggregate amount of Liquidation Proceeds collected during the related Collection Period and deposited into the Collection Account prior to such Payment Date.  Any such withdrawals permissible under this Section 5.3 shall be made prior to any distributions under Section 5.6.

Section 5.4.                                   Application of Collections.  (a)  With respect to each Receivable, all collections for the Collection Period shall be applied in accordance with the Servicer’s customary procedures.

(b)                                 All Liquidation Proceeds shall be applied to the related Receivable.

Section 5.5.                                   Additional Deposits.  The Servicer and the Seller shall deposit or cause to be deposited in the Collection Account the aggregate Purchase Amount with respect to Purchased Receivables on the Transfer Date related to the Collection Period on the last day of which the purchase occurs, and the Servicer shall deposit therein all amounts to be paid under Section 9.1 on the Transfer Date falling in the Collection Period referred to in Section 9.1.  The Servicer shall deposit the aggregate Purchase Amount with respect to Purchased Receivables when such obligations are due, unless the Servicer shall not be required to make deposits within two Business Days of receipt of funds pursuant to Section 5.3, in which case such deposits shall be made on the Transfer Date following the related Collection Period.  This Section 5.5 shall not apply to the Backup Servicer as Successor Servicer.

Section 5.6.                                   Distributions.  (a)  On each Determination Date, the Servicer shall calculate all amounts required to determine the amounts to be deposited in the Note Distribution Account, the Certificate Distribution Account and the Spread Account.

(b)                                 On each Payment Date, the Servicer shall instruct the Indenture Trustee (based on the information contained in the Servicer’s Certificate delivered on the related Determination Date pursuant to Section 4.8) to make from the Collection Account the following deposits and distributions for receipt by the Servicer or deposit in the applicable Trust Account or Certificate Distribution Account, as applicable, by 10:00 a.m. (New York time), to the extent of the Total Distribution Amount, in the following order of priority:

(i)                                     to the Backup Servicer, the Backup Servicer Fees and all unpaid Backup Servicer Fees from prior Collection Periods;

(ii)                                  to the Servicer, the Servicing Fee and all unpaid Servicing Fees from prior Collection Periods;

(iii)                               to the Administrator, the Administration Fee and all unpaid Administration Fees from prior Collection Periods;

(iv)                              to the Note Distribution Account, the Net Swap Payment (including interest on any overdue Net Swap Payment), if any;

(v)                                 to the Note Distribution Account, the Class Interest Amount for each Class of Class A Notes and the Priority Swap Termination Payment payable by the Issuing Entity, if any;

(vi)                              to the Note Distribution Account, an amount equal to the excess, if any, of (x) the Outstanding Amount of the Class A Notes over (y) the Asset Balance for that Payment Date (the amount deposited in the Note Distribution Account pursuant to this clause (vi)  being the “First Principal Payment Amount”);

(vii)                           to the Note Distribution Account, the Class Interest Amount for the Class B Notes;

(viii)                        to the Note Distribution Account, the Note Monthly Principal Distributable Amount;

(ix)                                to the Spread Account to the extent necessary so that the balance on deposit therein will equal the Specified Spread Account Balance;

(x)                                   to the Note Distribution Account, any Swap Termination Payment payable by the Issuing Entity, to the extent not deposited pursuant to clause (v) above;

(xi)                                first, to the Backup Servicer, to cover any accrued and unpaid reimbursable expenses (including the Backup Servicer Expenses) that remain unpaid after the application, when applicable, of amounts in the Backup Servicer Account, and second, to the Servicer, to cover any accrued and unpaid reimbursable expenses; and

(xii)                             to the Certificate Distribution Account, the remaining Total Distribution Amount to be distributed to the Certificateholders.

(c)                                  On the A-1 Note Final Scheduled Maturity Date, the Servicer shall instruct the Indenture Trustee to deposit from the Collection Account into the Note Distribution Account by 10:00 a.m. (New York time), to the extent of available funds on such day, an amount equal to the sum of (i) the aggregate accrued and unpaid interest on the Class A-1 Notes as of the A-1 Note Final Scheduled Maturity Date, and (ii) the amount necessary to reduce the outstanding principal amount of the Class A-1 Notes to zero.

It is understood and agreed that, with respect to the amounts to be distributed pursuant to this Section 5.6(c), the Servicer shall, to the extent necessary (i) deposit into the Collection Account any amounts received as payments by or on behalf of any Obligor (and not previously deposited into the Collection Account) on or prior to the A-1 Note Final Scheduled Maturity Date, (ii) make each calculation that would otherwise be made on a Determination Date (with appropriate adjustments) in accordance with Section 4.8 on the Business Day immediately proceeding the A-1 Note Final Scheduled Maturity Date, (iii) on the Payment Date immediately succeeding the A-1 Note Final Scheduled Maturity Date, make any adjustments to the Note Monthly Principal Distributable Amount, the Class Interest Amount and any other amount to be paid on such Payment Date, and (iv) make any other calculation, adjustment or correction that may be required as a result of any payment made on the A-1 Note Final Scheduled Maturity Date.

Section 5.7.                                   Spread Account. (a)  On the Closing Date and on each Subsequent Transfer Date, the Seller shall deposit the applicable Spread Account Initial Deposit into the Spread Account.

(b)                                 If the amount on deposit in the Spread Account on any Payment Date (after giving effect to all deposits or withdrawals therefrom on such Payment Date) is greater than the Specified Spread Account Balance for such Payment Date, the Servicer shall instruct the Indenture Trustee to distribute the amount of the excess to the Seller (and its transferees and assignees in accordance with their respective interests); provided, that if, after giving effect to all payments made on the Notes on such Payment Date, the sum of the Pool Balance and the Pre-Funded Amount as of the first day of the Collection Period in which such Payment Date occurs is less than the Note Balance, such excess shall not be distributed to the Seller (or such transferees or assignees) and shall be retained in the Spread Account for application in accordance with this Agreement. Amounts properly distributed pursuant to this Section 5.7(b) shall be deemed released from the Trust and the security interest therein granted to the Indenture Trustee, and the Seller (and such transferees and assignees) shall in no event thereafter be required to refund any such distributed amounts.
(c)                                  Following: (i) the payment in full of the aggregate Outstanding Amount of the Notes and of all other amounts owing or to be distributed hereunder or under the Indenture to the Noteholders, the Counterparty, the Trustee and the Indenture Trustee and (ii) the termination of the Trust, any amount remaining on deposit in the Spread Account shall be distributed to the Seller or any transferee or assignee pursuant to clause (e) .  The Seller (and such transferees and assignees) shall in no event be required to refund any amounts properly distributed pursuant to this Section 5.7(c).
(d)                                 In the event that the sum of (x) the First Principal Payment Amount and the Noteholders’ Distributable Amount for a Payment Date, (y) the Net Swap Payment (including interest on any overdue Net Swap Payment) for a Payment Date, if any, and (z) the Priority Swap Termination Payment payable by the Issuing Entity, if any, exceeds the amount deposited into the Note Distribution Account pursuant to Sections 5.6(b)(iv), (v), (vi), (vii) and (viii) on such Payment Date, the Servicer shall instruct the Indenture Trustee on such Payment Date to withdraw from the Spread Account on such Payment Date an amount equal to such excess, to the extent of funds available therein, and deposit such amount into the Note Distribution Account.
(e)                                  The Seller may at any time, without consent of the Noteholders, sell, transfer, convey or assign in any manner its rights to and interests in distributions from the Spread Account, including interest and other investment earnings thereon; provided, that the Rating Agency Condition is satisfied.

Section 5.8.                                   Pre-Funding Account.  (a)  Subject to the proviso set forth in Section 5.1(a)(iv), on the Closing Date, the Trustee will deposit, on behalf of the Seller, in the Pre-Funding Account $286,174,616.79 from the net proceeds of the sale of the Notes.  On each

Subsequent Transfer Date, the Servicer shall instruct the Indenture Trustee to withdraw from the Pre-Funding Account an amount equal to: (i) the aggregate Contract Value of the Subsequent Receivables transferred to the Issuing Entity on such Subsequent Transfer Date less the amounts described in clause (ii) and clause (iii) below, and distribute such amount to or upon the order of the Seller upon satisfaction of the conditions set forth in Section 2.2(b) with respect to such transfer, (ii) the Spread Account Initial Deposit for such Subsequent Transfer Date and, on behalf of the Seller, deposit such amount in the Spread Account and (iii) the Principal Supplement Account Deposit for such Subsequent Transfer Date, and, on behalf of the Seller, deposit such amount in the Principal Supplement Account.

(b)                                 If:  (i) the Pre-Funded Amount has not been reduced to zero on the Payment Date on which the Funding Period ends (or, if the Funding Period does not end on a Payment Date, on the first Payment Date following the end of the Funding Period) or (ii) the Pre-Funded Amount has been reduced to $200,000 or less on any Determination Date, in either case after giving effect to any reductions in the Pre-Funded Amount on such date pursuant to paragraph (a), the Servicer shall instruct the Indenture Trustee to withdraw from the Pre-Funding Account, in the case of clause (i), on such Payment Date or, in the case of clause (ii), on the Payment Date immediately succeeding such Determination Date, the amount remaining at the time in the Pre-Funding Account (such remaining amount being the “Remaining Pre-Funded Amount”) and deposit such amounts in the Collection Account, for inclusion in the Total Distribution Amount for that Payment Date.

Section 5.9.                                   Negative Carry Account.  Subject to the proviso set forth in Section 5.1(a)(v), on the Closing Date, the Seller shall deposit the Negative Carry Account Initial Deposit into the Negative Carry Account. On each Payment Date, the Servicer will instruct the Indenture Trustee to withdraw from the Negative Carry Account and deposit into the Collection Account an amount equal to the Negative Carry Amount for such Collection Period. If the amount on deposit in the Negative Carry Account on any Payment Date (after giving effect to the withdrawal therefrom of the Negative Carry Amount for such Payment Date) is greater than the Required Negative Carry Account Balance, the excess will be released to the Seller.

Section 5.10.                             Principal Supplement Account.  On each Subsequent Transfer Date the Servicer shall calculate the amount, if any, of the Principal Supplement Account Deposit applicable to such Subsequent Transfer Date, and, if such amount is positive, the Seller shall deposit such amount into the Principal Supplement Account (subject to the proviso set forth in Section 5.1(a)(vi)).  In the event that the sum of (x) the First Principal Payment Amount and the Noteholders’ Distributable Amount for a Payment Date, (y) the Net Swap Payment (including interest on any overdue Net Swap Payment) for a Payment Date, if any, and (z) the Priority Swap Termination Payment payable by the Issuing Entity, if any, exceeds the amount deposited into the Note Distribution Account pursuant to Sections 5.6(b)(iv), (v), (vi), (vii) and (viii) on such Payment Date and Section 5.7(d) on such Payment Date, the Servicer shall instruct the Indenture Trustee on such Payment Date to withdraw from the Principal Supplement Account on such Payment Date an amount equal to such excess, to the extent of funds available therein, and deposit such amount into the Note Distribution Account.  Funds on deposit in the Principal Supplement Account may be withdrawn and paid to the Seller on any day if each Rating Agency has confirmed that such action will not result in a withdrawal or downgrade of its rating of any Class of Notes.

Section 5.11.                             Statements to Certificateholders and Noteholders.  (a)  On each Determination Date the Servicer shall provide to the Indenture Trustee (with a copy to the Rating Agencies), for the Indenture Trustee to make available to each Noteholder of record, and to the Trustee, for the Trustee to forward to each Certificateholder of record, a statement substantially in the form of Exhibits A and B, respectively, setting forth at least the following information as to each Class of the Notes and the Certificates to the extent applicable:

(i)                                     the amount of such distribution allocable to principal of each Class of Notes;

(ii)                                  the amount of the distribution allocable to interest on each Class of Notes;

(iii)                               the amount to be distributed to the Certificateholders;

(iv)                              the Pool Balance as of the close of business on the last day of the preceding Collection Period;

(v)                                 the aggregate Outstanding Amount and the Note Pool Factor for each Class of Notes as of such Payment Date, after giving effect to payments allocated to principal reported under clause (i) above;

(vi)                              the amount of the Backup Servicer Fees paid to the Backup Servicer with respect to the prior Collection Period;

(vii)                           the amount of the Servicing Fee paid to the Servicer with respect to the preceding Collection Period;

(viii)                        the amount of the Administration Fee paid to the Administrator in respect of the preceding Collection Period;

(ix)                                the amount of the aggregate Realized Losses, if any, for such Collection Period;

(x)                                   the aggregate Purchase Amounts for Receivables, if any, that were repurchased or purchased in such Collection Period;

(xi)                                the balance of the Spread Account on the related Payment Date, after giving effect to changes therein on such Payment Date;

(xii)                             for Payment Dates during the Funding Period, the Remaining Pre-Funded Amount;

(xiii)                          for the final Payment Date with respect to the Funding Period, the amount of any Remaining Pre-Funded Amount that has not been used to fund the purchase of Subsequent Receivables;

(xiv)                         the balance of the Principal Supplement Account on the related Payment Date, after giving effect to changes therein on such Payment Date;

(xv)         the balance of the Negative Carry Account on the related Payment Date, after giving effect to changes therein on such Payment Date;

(xvi)        the amount of Net Swap Payments or Net Swap Receipts for the related Payment Date;

(xvii)       the amount of Swap Termination Payment paid by the Issuing Entity on the related Payment Date;

(xviii)      the A-4 Note Rate for the next Interest Period;

(xix)         if the related Payment Date falls in March 2009, September 2009 or March 2010;

(x)            the Average Delinquency Ratio and whether the Average Delinquency Ratio Test is met on such Payment Date;

(y)           the Cumulative Net Loss Ratio and whether the Cumulative Net Loss Ratio Test is met on such Payment Date; and

(z)            whether the Specified Spread Account Reduction Trigger is met on such Payment Date; and

(xx)          the Specified Spread Account Balance.

Each amount set forth pursuant to clauses (i), (ii), (vi), (vii) and (viii) shall be expressed as a dollar amount per $1,000 of original principal balance of a Note.

The Indenture Trustee will make the statement to Noteholders available each month to Noteholders and other parties to the Basic Documents via the Indenture Trustee’s internet website, which is presently located at http://www.bnyinvestorreporting.com.

Persons who are unable to use the above website are entitled to have a paper copy mailed to them via first class mail by calling the Indenture Trustee at (312) 827-8500.  The Indenture Trustee shall have the right to change the way the statement to Noteholders is distributed in order to make such distribution more convenient and/or more accessible to the above parties and to the Noteholders.  The Indenture Trustee shall provide timely and adequate notification to all above parties and to the Noteholders regarding any such change.

In connection with any electronic transmissions of information, including without limitation, the use of electronic mail or internet or intranet web sites, the systems used in such transmissions are not fully tested by the Indenture Trustee and may not be completely reliable as to stability, robustness and accuracy.  Accordingly, the parties hereto acknowledge and agree that information electronically transmitted as described herein may not be relied upon as timely, accurate or complete and that the Indenture Trustee shall have no liability hereunder in connection with such information transmitted electronically.  The parties hereto further acknowledge that any and all systems, software or hardware utilized in posting or retrieving any such information are utilized on an “as is” basis without representation or warranty as to the intended uses of such systems, software or hardware.  The Indenture Trustee makes no representation or warranty that the systems and the related software used in connection with the electronic transmission of information are free and clear of threats known as software and hardware viruses, time bombs, logic bombs, Trojan horses, worms, or other malicious computer instructions, intentional devices or techniques which may cause a component or system to become erased, damaged, inoperable, or otherwise incapable of being used in the manner to which it is intended, or which would permit unauthorized access thereto.

Section 5.12.          Net Deposits.  As an administrative convenience, unless the Servicer is required to remit collections within two Business Days of receipt thereof, the Servicer will be permitted to make the deposit of collections net of distributions, if any, to be made to the Servicer with respect to the Collection Period.  The Servicer, however, will account to the Trustee, the Indenture Trustee, the Noteholders and the Certificateholders as if all deposits, distributions and transfers were made individually.

Section 5.13.          Backup Servicer Account.  (a)  On the Closing Date, the Seller, or the Servicer on its behalf, shall deposit the Backup Servicer Account Initial Deposit into the Backup Servicer Account. On each Payment Date to the extent that any Backup Servicer Expenses are then due and payable, the Servicer will instruct the Indenture Trustee in writing to withdraw an amount equal to such Backup Servicer Expenses then due and payable, and distribute such amount to the Person entitled thereto. If the amount on deposit in the Backup Servicer Account on any Payment Date (after giving effect to the withdrawal therefrom for the payment of Backup Servicer Expenses for such Payment Date) is greater than the Backup Servicer Account Required Amount, the excess will be released to the Seller; provided however, such excess will only be released to the Seller (i) to the extent that all reimbursable expenses of the Backup Servicer as set forth in the following sentence that are due have been paid and (ii) so long as no Servicer Default shall have occurred and be continuing.  In addition, the amount on deposit in the Backup Servicer Account will also be made available to pay reasonable costs and expenses (including attorney’s fees) incurred by the Backup Servicer.  The Seller (and any of its transferees and assignees) shall in no event be required to refund any amounts properly distributed to it pursuant to this Section 5.13.

(b)           If the amount on deposit in the Backup Servicer Account is insufficient to cover any Backup Servicer Expenses, NH Credit, as Servicer, shall pay such fees and expenses to the Backup Servicer out of its Servicing Fee.
(c)           Following: (i) the payment in full of the aggregate Outstanding Amount of the Notes and all amounts owing or to be distributed to the Backup Servicer hereunder and (ii) the termination of the Trust, any amount remaining on deposit in the Backup Servicer Account shall be distributed to the Seller or any transferee or assignee.

ARTICLE VI
The Seller

Section 6.1.            Representations of Seller.  The Seller makes the following representations on which the Issuing Entity is deemed to have relied in acquiring the Receivables.  The representations speak as of the execution and delivery of this Agreement and shall survive the sale of the Receivables to the Issuing Entity and the pledge thereof to the Indenture Trustee pursuant to the Indenture.

(a)           Organization and Good Standing.  The Seller is duly organized and validly existing as a limited liability company in good standing under the laws of the State of Delaware, with the power and authority to own its properties and to conduct its business as such properties are currently owned and such business is presently conducted, and had at all relevant times, and has, the power, authority and legal right to service the Receivables.
(b)           Due Qualification.  The Seller is duly qualified to do business as a foreign limited liability company in good standing, and has obtained all necessary licenses and approvals, in all jurisdictions in which the ownership or lease of property or the conduct of its business shall require such qualifications, except where the failure to be so qualified and have such licenses and approvals would not have a material adverse effect on the Trust Estate, Seller’s performance of its obligations under the Basic Documents to which it is a party, or the business or condition (financial or otherwise) of the Seller or impair the validity or enforceability of any Receivable.
(c)           Power and Authority.  The Seller has the power and authority to execute and deliver this Agreement and to carry out its terms; the Seller has full power and authority to sell and assign the property to be sold and assigned to and deposited with the Issuing Entity and has duly authorized such sale and assignment to the Issuing Entity by all necessary limited liability company action; and the execution, delivery and performance of this Agreement have been, and the execution, delivery and performance of each Subsequent Transfer Assignment have been or will be on or before the related Subsequent Transfer Date, duly authorized by the Seller by all necessary limited liability company action.
(d)           Binding Obligation.  This Agreement constitutes, and each Subsequent Transfer Assignment when executed and delivered by the Seller will constitute, a legal, valid and binding obligation of the Seller enforceable in accordance with their terms.
(e)           No Violation.  The consummation of the transactions contemplated by this Agreement and the fulfillment of the terms hereof do not conflict with, result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time) a default under, the certificate of formation, limited liability company agreement or by-laws of the Seller, or any indenture, agreement or other instrument to which the Seller is a party or by which it shall be bound; or result in the creation or imposition of any Lien upon any of its properties pursuant to the terms of any such indenture, agreement or other instrument (other than the Basic Documents); or violate any law or, to the best of the Seller’s knowledge, any order, rule or regulation applicable to the Seller of any court or of any federal or State regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Seller or its properties.
(f)            No Proceedings. As of the date of the Underwriting Agreement, the Prospectus Date and the Closing Date, there are no proceedings or investigations pending or, to the Seller’s knowledge, threatened against the Seller, before any court, regulatory body, administrative agency or other tribunal or governmental instrumentality having jurisdiction over the Seller or its properties (i) asserting the invalidity of this Agreement, (ii) seeking to prevent the consummation of any of the transactions contemplated by this Agreement, or (iii) seeking any determination or ruling that might materially and adversely affect the performance by the Seller of its obligations under, or the validity or enforceability of, this Agreement or otherwise be material to the Noteholders, except as otherwise may be disclosed on the Prospectus; and

Section 6.2.            Company Existence.  (a)  During the term of this Agreement, the Seller will keep in full force and effect its existence, rights and franchises as a limited liability company under the laws of the jurisdiction of its formation and will obtain and preserve its qualification to do business in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement, the Basic Documents and each other instrument or agreement necessary or appropriate to the proper administration of this Agreement and the transactions contemplated hereby.

(b)           During the term of this Agreement, the Seller shall observe the applicable legal requirements for the recognition of the Seller as a legal entity separate and apart from its Affiliates, including as follows:

(i)            the Seller shall maintain company records and books of account separate from those of its Affiliates;

(ii)           except as otherwise provided in this Agreement and similar arrangements relating to other securitizations, the Seller shall not commingle its assets and funds with those of its Affiliates;

(iii)          the Seller shall hold such appropriate meetings or obtain such appropriate consents of its Board of Directors as are necessary to authorize all the Seller’s actions required by law to be authorized by the Board of Directors, shall keep minutes of such meetings and of meetings of its member(s) and observe all other customary limited liability company formalities (and any successor Seller not a limited liability company shall observe similar procedures in accordance with its governing documents and applicable law);

(iv)          the Seller shall at all times hold itself out to the public under the Seller’s own name as a legal entity separate and distinct from its Affiliates; and

(v)           all transactions and dealings between the Seller and its Affiliates will be conducted on an arm’s-length basis.

Section 6.3.            Liability of Seller; Indemnities.  The Seller shall be liable in accordance herewith only to the extent of the obligations specifically undertaken by the Seller under this Agreement.

(a)           The Seller shall indemnify, defend and hold harmless the Issuing Entity, the Trustee and the Indenture Trustee (and their officers, directors, employees and agents) from and against any taxes that may at any time be asserted against any of them with respect to the sale of the Receivables to the Issuing Entity or the issuance and original sale of the Notes, including any sales, gross receipts, general corporation, tangible personal property, privilege or license taxes (but, in the case of the Issuing Entity, not including any taxes asserted with respect to ownership of the Receivables or federal or other income taxes arising out of the transactions contemplated by this Agreement) and costs and expenses in defending against the same.
(b)           The Seller shall indemnify, defend and hold harmless the Issuing Entity, the Trustee and the Indenture Trustee (and their officers, directors, employees and agents) from and against any loss, liability or expense incurred by reason of the Seller’s willful misfeasance, bad faith or negligence in the performance of its duties under this Agreement, or by reason of reckless disregard of its obligations and duties under this Agreement.

Indemnification under this Section shall survive the resignation or removal of the Trustee or the Indenture Trustee or the termination of this Agreement and the Indenture and shall include reasonable fees and expenses of counsel and expenses of litigation.  If the Seller shall have made any indemnity payments pursuant to this Section and the Person to or on behalf of whom such payments are made thereafter shall collect any of such amounts from others, such Person shall promptly repay such amounts to the Seller, without interest.

Section 6.4.            Merger or Consolidation of, or Assumption of the Obligations of, Seller.  Any Person: (a) into which the Seller may be merged or consolidated, (b) that may result from any merger or consolidation to which the Seller shall be a party or (c) that may succeed to the properties and assets of the Seller substantially as a whole, which Person (in any of the foregoing cases) executes an agreement of assumption to perform every obligation of the Seller under this Agreement (or is deemed by law to have assumed such obligations), shall be the successor to the Seller hereunder without the execution or filing of any document or any further act by any of the parties to this Agreement; provided, however, that: (i) immediately after giving effect to such transaction, no representation or warranty made pursuant to Section 3.1 shall have been breached and no Servicer Default, and no event that, after notice or lapse of time, or both, would become a Servicer Default shall have occurred and be continuing, (ii) the Seller shall have delivered to the Trustee and the Indenture Trustee an Officer’s Certificate and an Opinion of Counsel each stating that such consolidation, merger or succession and such agreement of assumption comply with this Section and that all conditions precedent, if any, provided for in this Agreement relating to such transaction have been complied with, (iii) the Rating Agency Condition shall have been satisfied with respect to such transaction and (iv) the Seller shall have delivered to the Trustee and the Indenture Trustee an Opinion of Counsel either: (A) stating that, in the opinion of such counsel, all financing statements, continuation statements and amendments thereto have been executed and filed that are necessary fully to preserve and protect the interest of the Trustee and Indenture Trustee, respectively, in the Receivables and reciting the details of such filings, or (B) stating that, in the opinion of such counsel, no such action shall be necessary to preserve and protect such interests.  Notwithstanding anything herein to the contrary, the execution of the foregoing agreement of assumption and compliance with clauses (i), (ii), (iii) and (iv) shall be conditions to the consummation of the transactions referred to in clauses (a), (b) or (c).

Section 6.5.            Limitation on Liability of Seller and Others.  The Seller and any director, officer, employee or agent of the Seller may rely in good faith on the advice of counsel or on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising hereunder.  The Seller shall not be under any obligation to appear in, prosecute or defend any legal action that shall not be incidental to its obligations under this Agreement, and that in its opinion may involve it in any expense or liability.

Section 6.6.            Seller May Own Certificates or Notes.  The Seller and any Affiliate thereof may in its individual or any other capacity become the owner or pledgee of Certificates or the Notes with the same rights as it would have if it were not the Seller or an Affiliate thereof, except as expressly provided herein or in any other Basic Document.

Notwithstanding the foregoing, the Seller shall not sell the Certificates except to an entity (a) that has provided an opinion of counsel to the effect that such sale will not cause the Trust to be treated as a “publicly traded partnership” under the Code and (b) that either (i) is not an Affiliate of the Seller or (ii) is an Affiliate of the Seller that (A) is a subsidiary of CNHCA or NH Credit, the certificate of formation and limited liability company agreement of which contains restrictions substantially similar to the restrictions contained in the certificate of formation and limited liability company agreement of the Seller and (B) has provided an Opinion of Counsel regarding substantive consolidation of such Affiliate with CNHCA or NH Credit in the event of a bankruptcy filing by CNHCA or NH Credit, as applicable, which is substantially similar to the Opinion of Counsel provided by Seller on the Closing Date, and which may be subject to the same assumptions and qualifications as that opinion.

ARTICLE VII
The Servicer

Section 7.1.            Representations of Servicer.  The Servicer makes the following representations on which the Issuing Entity is deemed to have relied in acquiring the Receivables.  The representations speak as of the execution and delivery of the Agreement and as of the Closing Date, in the case of the Initial Receivables, and as of the applicable Subsequent Transfer Date, in the case of the Subsequent Receivables, and shall survive the sale of the Receivables to the Issuing Entity and the pledge thereof to the Indenture Trustee pursuant to the Indenture.

(a)           Organization and Good Standing.  The Servicer is duly organized and validly existing as a limited liability company in good standing under the laws of the state of its organization, with the power and authority to own its properties and to conduct its business as such properties are currently owned and such business is presently conducted, and had at all relevant times, and has, the power, authority and legal right to service the Receivables and to hold the Receivable Files as custodian.
(b)           Due Qualification.  The Servicer is duly qualified to do business as a foreign limited liability company in good standing, and has obtained all necessary licenses and approvals, in all jurisdictions in which the ownership or lease of property or the conduct of its business (including the servicing of the Receivables as required by this Agreement) shall require such qualifications, except where the failure to be so qualified and have such licenses and approvals would not have a material adverse effect on the Trust Estate, Servicer’s performance of its obligations under the Basic Documents to which it is a party, or the business or condition (financial or otherwise) of the Servicer or impair the validity or enforceability of any Receivable.
(c)           Power and Authority.  The Servicer has the power and authority to execute and deliver this Agreement and to carry out its terms; and the execution, delivery and performance of this Agreement have been duly authorized by the Servicer by all necessary limited liability company action.
(d)           Binding Obligation.  This Agreement constitutes a legal, valid and binding obligation of the Servicer enforceable against the Servicer in accordance with its terms.
(e)           No Violation.  The consummation of the transactions contemplated by this Agreement and the fulfillment of the terms hereof shall not conflict with, result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time) a default under, the certificate of formation, limited liability company agreement or by-laws of the Servicer, or any indenture, agreement or other instrument to which the Servicer is a party or by which it shall be bound; or result in the creation or imposition of any Lien upon any of its properties pursuant to the terms of any such indenture, agreement or other instrument (other than this Agreement); or violate any law or, to the best of the Servicer’s knowledge, any order, rule or regulation applicable to the Servicer of any court or of any federal or State regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Servicer or its properties.
(f)            No Proceedings. As of the date of the Underwriting Agreement, the Prospectus Date and the Closing Date, there are no proceedings or investigations pending or, to the Servicer’s knowledge, threatened against the Servicer, before any court, regulatory body, administrative agency or other tribunal or governmental instrumentality having jurisdiction over the Servicer or its properties (i) asserting the invalidity of this Agreement, (ii) seeking to prevent the consummation of any of the transactions contemplated by this Agreement, or (iii) seeking any determination or ruling that might materially and adversely affect the performance by the Servicer of its obligations under, or the validity or enforceability of, this Agreement or otherwise be material to the Noteholders, except as otherwise may be disclosed on the Prospectus; and
(g)           No Insolvent Obligors. As of the Initial Cutoff Date or, in the case of the Subsequent Receivables, as of the related Subsequent Cutoff Date, no Obligor is shown in the Servicer’s Records (including, without limitation the Receivable Files) as the subject of a bankruptcy proceeding.

Section 7.2.            Indemnities of Servicer.  The Servicer shall be liable in accordance herewith only to the extent of the obligations specifically undertaken by the Servicer under this Agreement.

(a)           The Servicer shall defend, indemnify and hold harmless the Issuing Entity, the Trustee, the Indenture Trustee, the Noteholders, the Certificateholders and the Seller (and any of their officers, directors, employees and agents) from and against any and all costs, expenses, losses, damages, claims and liabilities, arising out of or resulting from:

(i)            the use, ownership or operation by the Servicer or any Affiliate thereof of any of the Financed Equipment;

(ii)           any taxes that may at any time be asserted against any such Person with respect to the transactions contemplated herein, including any sales, gross receipts, general corporation, tangible personal property, privilege or license taxes (but, in the case of the Issuing Entity, not including any taxes asserted with respect to, and as of the date of, the sale of the Receivables to the Issuing Entity or the issuance and original sale of the Notes and the issuance of the Certificates, or asserted with respect to ownership of the Receivables, or federal or other income taxes arising out of distributions on the Certificates or the Notes) and costs and expenses in defending against the same;

(iii)          the negligence, willful misfeasance or bad faith of the Servicer in the performance of its duties under this Agreement or by reason of reckless disregard of its obligations and duties under this Agreement; and

(iv)          the Seller’s or the Issuing Entity’s violation of federal or State securities laws in connection with the offering or sale of the Notes.

(b)           The Servicer shall indemnify, defend and hold harmless the Trustee and the Indenture Trustee (and their respective officers, directors, employees and agents) from and against all costs, expenses, losses, claims, damages and liabilities arising out of or incurred in connection with the acceptance or performance of the trusts and duties herein and, in the case of the Trustee, in the Trust Agreement contained, and, in the case of the Indenture Trustee, in the Indenture contained, except to the extent that such cost, expense, loss, claim, damage or liability:

(i)            shall be due to the willful misfeasance, bad faith or negligence (except for errors in judgment) of the Trustee or the Indenture Trustee as applicable; or

(ii)           shall arise from the breach by the Trustee of any of its representations or warranties set forth in Section 7.3 of the Trust Agreement.

(c)           The Servicer shall pay any and all taxes levied or assessed upon all or any part of the Trust Estate.
(d)           The Servicer shall pay the Indenture Trustee and the Trustee from time to time reasonable compensation for all services rendered by the Indenture Trustee under the Indenture or by the Trustee under the Trust Agreement (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust).
(e)           The Servicer shall, except as otherwise expressly provided in the Indenture or the Trust Agreement, reimburse either the Indenture Trustee or the Trustee, respectively, upon its request for all reasonable expenses, disbursements and advances incurred or made in accordance with the Indenture or the Trust Agreement, respectively, (including the reasonable compensation, expenses and disbursements of its agents and either in-house counsel or outside counsel, but not both), except any such expense, disbursement or advance as may be attributable to the Indenture Trustee’s or the Trustee’s, respectively negligence, bad faith or willful misfeasance.

Notwithstanding anything herein to the contrary, Sections 7.2(a)(ii), (a)(iv), (b), (c), (d) and (e) shall not apply to the Backup Servicer in its capacity as Successor Servicer.  For purposes of this Section, in the event of the termination of the rights and obligations of the Servicer pursuant to Section 8.1, or a resignation by the Servicer pursuant to this Agreement, the Servicer shall be deemed to be the Servicer pending appointment of a Successor Servicer pursuant to Section 8.2.

Indemnification under this Section shall survive the resignation or removal of the Trustee or the Indenture Trustee or the termination of this Agreement, the Trust Agreement and the Indenture and shall include reasonable fees and expenses of counsel and expenses of litigation.  If the Servicer shall have made any indemnity payments pursuant to this Section and the Person to or on behalf of whom such payments are made thereafter collects any of such amounts from others, such Person shall promptly repay such amounts to the Servicer, without interest.

Section 7.3.            Merger or Consolidation of, or Assumption of the Obligations of, Servicer.  Any Person: (a) into which the Servicer may be merged or consolidated, (b) that may result from any merger or consolidation to which the Servicer shall be a party, or (c) that may succeed to the properties and assets of the Servicer substantially as a whole, which Person (in any of the foregoing circumstances) executes an agreement of assumption to perform every obligation of the Servicer hereunder (or is deemed by law to have assumed such obligations), shall be the successor to the Servicer under this Agreement without further act on the part of any of the parties to this Agreement; provided, however, that: (i) immediately after giving effect to such transaction, no Servicer Default, and no event that, after notice or lapse of time, or both, would become a Servicer Default shall have occurred and be continuing, (ii) the Servicer shall have delivered to the Trustee and Indenture Trustee an Officer’s Certificate and an Opinion of Counsel each stating that such consolidation, merger or succession and such agreement of assumption comply with this Section and that all conditions precedent, if any, provided for in this Agreement relating to such transaction have been complied with, (iii) the Rating Agencies and the Counterparty shall have received at least ten days’ prior written notice of such transaction and (iv) the Servicer shall have delivered to the Trustee and the Indenture Trustee an Opinion of Counsel either: (A) stating that, in the opinion of such counsel, all financing statements, continuation statements and amendments thereto have been executed and filed that are necessary fully to preserve and protect the interest of the Trustee and the Indenture Trustee, respectively, in the Receivables and reciting the details of such filings, or (B) stating that, in the opinion of such counsel, no such action shall be necessary to preserve and protect such interests. Notwithstanding anything herein to the contrary, the execution of the foregoing agreement of assumption and compliance with clauses (i), (ii), (iii) and (iv) shall be conditions to the consummation of the transactions referred to in clauses (a), (b) or (c); provided, however, that this Section 7.3 shall not apply to mergers or consolidations of the Backup Servicer in its capacity as Successor Servicer within The Bank of New York Trust Company, N.A.

Section 7.4.            Limitation on Liability of Servicer and Others.  Neither the Servicer nor any of the directors, officers, employees or agents of the Servicer shall be under any liability to the Issuing Entity, the Noteholders or the Certificateholders, except as provided under this Agreement, for any action taken or for refraining from the taking of any action pursuant to this Agreement or for errors in judgment; provided, however, that this provision shall not protect the Servicer or any such Person against any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of its duties or by reason of reckless disregard of obligations and duties under this Agreement.  The Servicer and any director, officer, employee or agent of the Servicer may rely in good faith on the advice of counsel or on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising hereunder.

Except as provided in this Agreement, the Servicer shall not be under any obligation to appear in, prosecute or defend any legal action that shall not be incidental to its duties to service the Receivables in accordance with this Agreement, and that in its opinion may involve it in any expense or liability; provided, however, that the Servicer may undertake any reasonable action that it may deem necessary or desirable in respect of this Agreement, the Basic Documents and the rights and duties of the parties to this Agreement, the Basic Documents and the interests of the Certificateholders under the Trust Agreement and the Noteholders under the Indenture.

Section 7.5.            NH Credit Not to Resign as Servicer.  Subject to Section 7.3, NH Credit shall not resign from the obligations and duties imposed on it as Servicer under this Agreement except upon determination that the performance of its duties under this Agreement shall no longer be permissible under applicable law and such impermissibility cannot be reasonably and promptly cured. Notice of any such determination shall be communicated to the Trustee, the Counterparty, the Backup Servicer and the Indenture Trustee at the earliest practicable time (and, if such communication is not in writing, shall be confirmed in writing at the earliest practicable time) and any such determination shall be evidenced by an Opinion of Counsel to such effect delivered to the Trustee, the Counterparty and the Indenture Trustee concurrently with or promptly after such notice.  No such resignation shall become effective until the Indenture Trustee or a Successor Servicer shall have assumed the responsibilities and obligations of NH Credit in accordance with Section 8.2.

Section 7.6.            Servicer to Act as Administrator.  In the event of the resignation or removal of the Administrator and the failure of a successor Administrator to have been appointed and to have accepted such appointment as successor Administrator, the Servicer shall become the successor Administrator and shall be bound by the terms of the Administration Agreement.  Notwithstanding the foregoing, in no event shall the Backup Servicer, in its capacity as Successor Servicer, be required to act as Administrator.

ARTICLE VIII
Default

Section 8.1.            Servicer Default.  If any one of the following events (a “Servicer Default”) shall occur and be continuing:

(a)           any failure by the Servicer to deliver to the Indenture Trustee for deposit in any of the Trust Accounts or the Certificate Distribution Account any required payment or to direct the Indenture Trustee or the Trustee to make any required distributions therefrom, which failure continues unremedied for three Business Days after written notice of such failure is received by the Servicer from the Trustee or the Indenture Trustee or after discovery of such failure by an officer of the Servicer;
(b)           any failure by the Servicer or the Seller, as the case may be, duly to observe or to perform in any material respect any other covenants or agreements (other than as set forth in clause (a))  of the Servicer or the Seller (as the case may be) set forth in this Agreement or any other Basic Document, which failure shall: (i) materially and adversely affect the rights of Certificateholders or Noteholders and (ii) continue unremedied for a period of 60 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given: (A) to the Servicer or the Seller (as the case may be) by the Trustee or the Indenture Trustee or (B) to the Servicer or the Seller (as the case may be) and to the Trustee and the Indenture Trustee, by the Noteholders or Certificateholders, as applicable, evidencing not less than 25% of the Outstanding Amount of the Notes or 25% of the beneficial interest in the Issuing Entity;
(c)           an Insolvency Event occurs with respect to the Seller or the Servicer; or
(d)           the failure by NH Credit as Servicer to engage a replacement Backup Servicer within one hundred eighty days after the date that SST is terminated as Backup Servicer, unless SST is terminated as Backup Servicer pursuant to Section 2.3 of the Backup Servicing Agreement, in which case a Backup Servicer will no longer be required, notwithstanding anything in the Basic Documents to the contrary; then, and in each and every case, so long as the Servicer Default shall not have been remedied, either the Indenture Trustee, or the Holders of Notes evidencing not less than 25% of the Outstanding Amount of the Notes, by notice then given in writing to the Servicer and to any Backup Servicer that is engaged at that time (and to the Indenture Trustee and the Trustee if given by the Noteholders), may terminate all the rights and obligations (other than the obligations set forth in Section 7.2) of the Servicer under this Agreement; provided, however, that the Backup Servicer, acting as Successor Servicer, may not be terminated for a Servicer Default set forth in Section 8.1(b) or (c) with respect to the Seller or under Section 8.1(d).  On or after the receipt by the Servicer and any Backup Servicer of such written notice, all authority and power of the Servicer under this Agreement, whether with respect to the Notes, the Certificates, the Receivables or otherwise, shall, without further action, pass to and be vested in (a) the Backup Servicer, or if no Backup Servicer is then engaged (b) the Indenture Trustee or such Successor Servicer as may be appointed under Section 8.2; and, without limitation, the Indenture Trustee and the Trustee are hereby authorized and empowered to execute and deliver, on behalf of the predecessor Servicer, as attorney-in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement of the Receivables and related documents, or otherwise.  The predecessor Servicer shall cooperate with the Successor Servicer, the Indenture Trustee and the Trustee in effecting the termination of the responsibilities and rights of the predecessor Servicer under this Agreement, including the transfer to the Successor Servicer for administration by it of: (i) all cash amounts that shall at the time be held by the predecessor Servicer for deposit, or shall thereafter be received by it with respect to a Receivable and (ii) all Receivable Files. All reasonable costs and expenses (including attorneys’ fees) incurred in connection with such transfer, including the costs of transferring the Receivable Files to the Successor Servicer and amending this Agreement to reflect its succession as Servicer, shall be paid by the predecessor Servicer upon presentation of reasonable documentation of such costs and expenses.  Upon receipt of written notice of the occurrence of a Servicer Default, the Trustee shall give written notice thereof to the Rating Agencies and the Counterparty.

Section 8.2.            Appointment of Successor Servicer.  (a)  Upon the Servicer’s receipt of notice of termination, pursuant to Section 8.1, or the Servicer’s resignation in accordance with this Agreement, the predecessor Servicer shall continue to perform its functions as Servicer under this Agreement, in the case of termination, only until the date specified in such termination notice or, if no such date is specified in a notice of termination, until receipt of such notice and, in the case of resignation, until the earlier of: (x) the date 60 days from the delivery to the Trustee, the Counterparty and the Indenture Trustee of written notice of such resignation (or written confirmation of such notice) in accordance with this Agreement and (y) the date upon which the predecessor Servicer shall become unable to act as Servicer, as specified in the notice of resignation and accompanying Opinion of Counsel. In the event of the Servicer’s termination hereunder, if no Backup Servicer is then engaged, the Issuing Entity shall appoint a Successor Servicer acceptable to the Indenture Trustee, and the Successor Servicer shall accept its appointment by a written assumption in form acceptable to the Indenture Trustee.  In the event that a Successor Servicer has not been appointed at the time when the predecessor Servicer has ceased to act as Servicer in accordance with this Section, the Indenture Trustee without further action shall automatically be appointed the Successor Servicer and shall be entitled to the Servicing Fee.  Notwithstanding the above, the Indenture Trustee shall, if it shall be unable so to act, appoint or petition a court of competent jurisdiction to appoint any established institution, having a net worth of not less than $50,000,000 and whose regular business shall include the servicing of equipment receivables, as the successor to the Servicer under this Agreement.

(b)           Upon appointment, the Successor Servicer (including the Indenture Trustee acting as Successor Servicer) shall be the successor in all respects to the predecessor Servicer (except with respect to responsibilities and obligations of the predecessor Servicer set forth in Section 7.2) and shall be subject to all the responsibilities, duties and liabilities arising thereafter relating thereto placed on the predecessor Servicer and shall be entitled to the Servicing Fee and all the rights granted to the predecessor Servicer by this Agreement.  None of the Backup Servicer, the Indenture Trustee or any other Successor Servicer shall be deemed to be liable for or in breach of any obligations hereunder due to any act or omission of a predecessor Servicer, including but not limited to failure of such predecessor Servicer to timely deliver to the Indenture Trustee any required information pertaining to the Receivables, any funds required to be deposited with the Indenture Trustee, or any breach of duty of such predecessor Servicer to cooperate with a transfer of servicing as required hereunder.  Any Successor Servicer shall from time to time provide to NH Credit such information as NH Credit shall reasonably request with respect to the Receivables and collections thereon.
(c)           Subject to the last sentence of clause (a), the Servicer may not resign unless it is prohibited from serving as such by law as evidenced by an Opinion of Counsel to such effect delivered to the Indenture Trustee, the Backup Servicer and the Trustee.
(d)           Notwithstanding anything else herein to the contrary, in no event shall the Indenture Trustee be liable for any transition expenses, servicing fee or for any differential in the amount of the Servicing Fee paid hereunder and the amount necessary to induce any Successor Servicer to act as Successor Servicer under this Agreement and the transactions set forth or provided for herein or be liable for or be required to make any servicer advances.

Section 8.3.            Notification to Noteholders and Certificateholders.  Upon any termination of, or appointment of a successor to, the Servicer pursuant to this Article VIII , the Trustee shall give prompt written notice thereof to the Certificateholders and the Indenture Trustee shall give prompt written notice thereof to the Noteholders, the Counterparty, the Backup Servicer and the Rating Agencies.

Section 8.4.            Waiver of Past Defaults.  The Noteholders of Notes evidencing not less than a majority of the Note Balance (or the Holders of Certificates evidencing not less than 50% of the beneficial interest in the Issuing Entity, in the case of any default that does not adversely affect the Indenture Trustee or the Noteholders) may, on behalf of all the Noteholders and Certificateholders, waive in writing any default by the Servicer in the performance of its obligations hereunder and its consequences, except a default in making any required deposits to or payments from any of the Trust Accounts or the Backup Servicer Account in accordance with this Agreement.  Upon any such waiver of a past default, such default shall cease to exist, and any Servicer Default arising therefrom shall be deemed to have been remedied for every purpose of this Agreement.  No such waiver shall extend to any subsequent or other default or impair any right consequent thereto.

ARTICLE IX
Termination

Section 9.1.            Optional Purchase of All Receivables.  (a) As of the first day of any Collection Period immediately preceding a Payment Date as of which the Pool Balance is 10% or less of the Initial Pool Balance, CNHCA shall have the option (but no obligation) to purchase all of the Trust Estate, other than the Trust Accounts.  To exercise such option, CNHCA shall deposit, pursuant to Section 5.5, in the Collection Account an amount equal to the aggregate Purchase Amount for the Receivables plus the appraised value of any other property held by the Trust, such value to be determined by an appraiser mutually agreed upon by CNHCA, the Trustee and the Indenture Trustee, and shall succeed to all interests in, to and under the Trust Estate, other than the Trust Accounts; provided that CNHCA shall not exercise such option unless the amount so deposited, together with funds on deposit in the Trust Accounts, would be sufficient to pay the Redemption Price pursuant to Section 10.1(a) of the Indenture and all amounts due and payable to the Counterparty.

(b)           Upon any sale of the assets of the Trust, the Servicer shall instruct the Indenture Trustee to deposit the proceeds from such sale after all payments and reserves therefrom have been made (the “Sale Proceeds”) in the Collection Account.  On the Payment Date, or, if such proceeds are not so deposited on a Payment Date, on the first Payment Date following the date on which the Sale Proceeds are deposited in the Collection Account, the Servicer shall instruct the Indenture Trustee to make the following deposits (after the application on such Payment Date of the Total Distribution Amount and funds on deposit in the Spread Account pursuant to Sections 5.6 and 5.7) from the Sale Proceeds and any funds remaining on deposit in the Spread Account (including the proceeds of any sale of investments therein as described in the following sentence):

(i)            first, to pay the Backup Servicer its accrued and unpaid Backup Servicer Fees;

(ii)           second, to pay the Servicer its accrued and unpaid Servicing Fee;

(iii)          third, to the Indenture Trustee for amounts due under Section 6.7 of the Indenture;

(iv)          fourth, to the Administrator, its accrued and unpaid Administration Fees;

(v)           fifth, to the Note Distribution Account for distribution pursuant to Section 8.2(e) of the Indenture to the extent of all amounts payable under such Section, other than any amounts that would be deposited into the Certificate Distribution Account under such Section;

(vi)          sixth, first, to the Backup Servicer, to cover any accrued and unpaid reimbursable expenses (including the Backup Servicer Expenses) to the extent unreimbursed after application of Section 4.12 of the Sale and Servicing Agreement and second to the Servicer, to cover any accrued and unpaid reimbursable expenses; and

(vii)         seventh, to the Issuing Entity for distribution to the Certificateholders.

Any investments on deposit in the Spread Account that will not mature on or before such Payment Date shall be sold by the Indenture Trustee at such time as will result in the Indenture Trustee receiving the proceeds from such sale not later than the Transfer Date preceding such Payment Date.

(c)           As described in Article IX of the Trust Agreement, notice of any termination of the Trust shall be given by the Servicer to the Trustee, the Indenture Trustee and the Backup Servicer as soon as practicable after the Servicer has received notice thereof.  In addition, the Servicer shall give notice of termination of the Trust to the Counterparty.
(d)           Following the satisfaction and discharge of the Indenture and the payment in full of the principal of and interest on the Notes, the Certificateholders will succeed to the rights of the Noteholders hereunder and the Trustee will succeed to the rights of, and assume the obligations of, the Indenture Trustee pursuant to this Agreement.

ARTICLE X
Miscellaneous Provisions

Section 10.1.          Amendment.  The Agreement may be amended from time to time by a written amendment duly executed and delivered by the Seller, the Servicer and the Issuing Entity, with the written consent of the Indenture Trustee, but without the consent of any of the Noteholders or the Certificateholders, to cure any ambiguity, to correct or supplement any provisions in this Agreement, to modify, delete or add any provision hereof relating to the rights and obligations of the Backup Servicer, or for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions in this Agreement or of modifying in any manner the rights of the Noteholders or the Certificateholders; provided, however, that such action shall not, as evidenced by an Officer’s Certificate of the Seller delivered to the Trustee and the Indenture Trustee, (i) adversely affect in any material respect the interests of any Noteholder or Certificateholder or (ii) (a) adversely affect the Counterparty’s rights or obligations under the Class A-4 Swap Agreement, or (b) adversely modify the obligations of, or adversely impact the ability of, the Issuing Entity to fully perform any of the Issuing Entity’s obligations under such Swap Agreement.  An amendment shall be deemed not to adversely affect in any material respect the interests of any Class of Notes if the Rating Agency Condition has been satisfied with respect to such amendment for such Class of Notes.

The Specified Spread Account Balance may be reduced or the definition thereof otherwise modified without the consent of any of the Noteholders or the Certificateholders if the Rating Agency Condition is satisfied.

This Agreement may also be amended from time to time by the Seller, the Servicer and the Issuing Entity, with the written consent of the Indenture Trustee, but without the consent of any of the Noteholders or the Certificateholders, to: (x) replace the Spread Account with another form of credit enhancement as long as such substitution will not result in a reduction or withdrawal of the rating of any Class of the Notes or (y) add credit enhancement for the benefit of any Class of the Notes.

This Agreement may also be amended from time to time by the Seller, the Servicer and the Issuing Entity, with the written consent of (a) the Indenture Trustee, (b) Noteholders holding Notes evidencing not less than a majority of the Note Balance, and (c) the Holders of Certificates evidencing not less than 50% of the beneficial interest in the Trust, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Noteholders or the Certificateholders; provided, however, that no such amendment shall: (a) reduce the interest rate or principal of any Note or Certificate, or delay the Class Final Scheduled Maturity Date of any Note or (b) reduce the aforesaid percentage of the Notes and the Certificates that are required to consent to any such amendment, without the consent of the holders of all the outstanding Notes and Certificates affected thereby.

Promptly after the execution of any such amendment or consent (or, in the case of the Rating Agencies and the Counterparty, 10 days prior thereto), the Trustee shall furnish written notification of the substance of such amendment or consent to each Certificateholder, the Indenture Trustee, each of the Rating Agencies and the Counterparty.

It shall not be necessary for the consent of Certificateholders or the Noteholders pursuant to this Section to approve the particular form of any proposed amendment or consent, but it shall be sufficient if such consent shall approve the substance thereof.

Prior to the execution of any amendment to this Agreement, the Trustee and the Indenture Trustee shall be entitled to receive and rely upon an Opinion of Counsel stating that the execution of such amendment is authorized or permitted by this Agreement and the other Basic Documents and that all conditions precedent to such execution and delivery by the Trustee and the Indenture Trustee have been satisfied. The Trustee and the Indenture Trustee may, but shall not be obligated to, enter into any such amendment that affects the Trustee’s or the Indenture Trustee’s, as applicable, own rights, duties or immunities under this Agreement or otherwise.

Notwithstanding anything herein to the contrary, any term or provision of this Agreement may be amended by the Seller, the Servicer and the Issuing Entity without the consent of any of the Noteholders, Certificateholders or any other Person to add, modify or eliminate any provisions as may be necessary or advisable in order to comply with or obtain more favorable treatment under or with respect to any law or regulation or any accounting rule or principle (whether now or in the future in effect); it being a condition to any such amendment that the Rating Agency Condition shall have been satisfied.

If any amendment or supplement would either: (1) materially and adversely affect any of the Counterparty’s rights or obligations under the Interest Rate Swap Agreement or any other Basic Document; or (b) materially and adversely modify the obligations of, or materially and adversely impact the ability of, the Trust to fully perform any of the Trust’s obligations under the Interest Rate Swap Agreement, the Trust and the Indenture Trustee shall be required to first obtain the written consent of the Counterparty before entering into any such amendment or supplement.

Section 10.2.          Protection of Title to Trust.  (a)  The Seller shall execute and file such financing statements, and cause to be executed and filed such continuation statements, all in such manner and in such places as may be required by applicable law fully to preserve, maintain and protect the right, title and interest of the Issuing Entity and the interests of the Indenture Trustee in the Receivables, the other property sold hereunder and in the proceeds thereof.  The Seller shall deliver (or cause to be delivered) to the Trustee and the Indenture Trustee file-stamped copies of, or filing receipts for, any document filed as provided above as soon as available following such filing.  The Issuing Entity and the Indenture Trustee shall cooperate fully with the Seller in connection with the obligations set forth above and will execute any and all documents reasonably required to fulfill the intent of this paragraph.

(b)           Neither the Seller nor the Servicer shall change its name, identity or organizational structure in any manner that would, could or might make any financing statement or continuation statement filed in accordance with paragraph (a)  seriously misleading within the applicable provisions of the UCC, unless it shall have given the Trustee and the Indenture Trustee at least five days’ prior written notice thereof and shall have promptly filed appropriate amendments to all previously filed financing statements or continuation statements.
(c)           Each of the Seller and the Servicer shall have an obligation to give the Trustee and the Indenture Trustee at least 60 days’ prior written notice of any relocation of its principal executive office or its “location” as defined in Section 9-307 of the UCC if, as a result of such relocation, the applicable provisions of the UCC would require the filing of any amendment of any previously filed financing or continuation statement or of any new financing statement and shall promptly file any such amendment. The Servicer shall at all times maintain each office from which it shall service Receivables, and its “location” (as defined in Section 9-307 of the UCC), within the United States of America.
(d)           The Servicer shall maintain accounts and records as to each Receivable accurately and in sufficient detail to permit: (i) the reader thereof to know at any time the status of such Receivable, including payments and recoveries made and payments owing (and the nature of each) and (ii) reconciliation between payments or recoveries on (or with respect to) each Receivable and the amounts from time to time deposited in the Collection Account in respect of such Receivable.
(e)           The Servicer shall maintain its computer systems so that, from and after the time of sale under this Agreement of the Receivables, the Servicer’s master computer records (including any backup archives) that refer to a Receivable shall indicate clearly the interest of the Issuing Entity and the Indenture Trustee in such Receivable and that such Receivable is owned by the Issuing Entity and has been pledged to The Bank of New York Trust Company, N.A., as

Indenture Trustee. Indication of the Issuing Entity’s and the Indenture Trustee’s interest in a Receivable may be deleted from or modified on the Servicer’s computer systems when, and only when, the related Receivable shall have been paid in full or repurchased.
(f)            If at any time the Seller or the Servicer shall propose to sell, grant a security interest in, or otherwise transfer any interest in equipment receivables to any prospective purchaser, lender or other transferee, the Servicer shall give to such prospective purchaser, lender or other transferee computer tapes, records or printouts (including any restored from backup archives) that, if they shall refer in any manner whatsoever to any Receivable, shall indicate clearly that such Receivable has been sold and is owned by the Issuing Entity and has been pledged to the Indenture Trustee.  From and after the date of this Agreement, the Servicer will not sell, pledge, assign or transfer to any Person, or grant, create, incur, assume or suffer to exist any Lien on, any interest in, to and under the Receivables.
(g)           The Servicer shall permit the Indenture Trustee and its agents at any time during normal business hours to inspect, audit and make copies of and abstracts from the Servicer’s records regarding any Receivable.  The Indenture Trustee and its agents shall give reasonable notice of any such inspection or audit and such inspection shall be conducted in a manner that does not cause undue disruption or interference with the Servicer’s business.
(h)           Upon request, the Servicer shall furnish to the Trustee or to the Indenture Trustee, within five Business Days, a list of all Receivables (by contract number and name of Obligor) then held as part of the Trust, together with a reconciliation of such list to the Schedule of Receivables and to each of the Servicer’s Certificates furnished before such request indicating removal of Receivables from the Trust.
(i)            The Servicer shall deliver to the Trustee and the Indenture Trustee:

(1)           promptly after the execution and delivery of this Agreement, an Opinion of Counsel either: (A) stating that, in the opinion of such counsel, all financing statements and continuation statements have been executed and filed that are necessary fully to preserve and protect the interest of the Trustee and the Indenture Trustee in the Receivables, and reciting the details of such filings or referring to prior Opinions of Counsel in which such details are given, or (B) stating that, in the opinion of such counsel, no such action shall be necessary to preserve and protect such interest; and

(2)           within 90 days after the beginning of each calendar year beginning with the first calendar year beginning more than three months after the Initial Cutoff Date, an Opinion of Counsel, dated as of a date during such 90-day period, either: (A) stating that, in the opinion of such counsel, all financing statements and continuation statements have been executed and filed that are necessary fully to preserve and protect the interest of the Trustee and the Indenture Trustee in the Receivables, and reciting the details of such filings or referring to prior Opinions of Counsel in which such details are given, or (B) stating that, in the opinion of such counsel, no such action shall be necessary to preserve and protect such interest.

Each Opinion of Counsel referred to in clause (1) or (2) shall specify any action necessary (as of the date of such opinion) to be taken in the following year to preserve and protect such interest.

(j)            The Seller shall, to the extent required by applicable law, cause the Certificates and the Notes to be registered with the Commission pursuant to Section 12(b) or Section 12(g) of the Exchange Act within the time periods specified in such sections.
(k)           If the Backup Servicer is acting as the Successor Servicer, it shall be reimbursed pursuant to Section 5.6(b)(xi) for any costs incurred by it in performing its duties pursuant to this Section.

Section 10.3.          Notices.  All demands, notices, directions, instructions and communications upon or to the Seller, the Servicer, the Issuing Entity, the Trustee, the Indenture Trustee, the Counterparty or the Rating Agencies under this Agreement shall be in writing, personally delivered or mailed by certified mail, return receipt requested, and shall be deemed to have been duly given upon receipt:  (a) in the case of the Seller, to CNH Capital Receivables LLC, 100 South Saunders Road, Lake Forest, Illinois 60045, Attention:  Treasurer (telephone (847) 735-9200), (b) in the case of the Servicer, to New Holland Credit Company, LLC, 33 South Railroad Avenue, New Holland, Pennsylvania 17557, Attention:  Finance Manager (telephone (717) 355-3091); with a copy to:  New Holland Credit Company, LLC, 100 South Saunders Road, Lake Forest, Illinois 60045, Attention:  Senior Counsel, (c) in the case of the Issuing Entity or the Trustee, at the Trustee’s Corporate Trust Office, (d) in the case of the Indenture Trustee, at its Corporate Trust Office, (e) in the case of Credit Suisse International as the Counterparty, to Credit Suisse International, One Cabot Square, London E14 4QJ, England, Attention: (1) Head of Credit Risk Management; (2) Managing Director - Operations Department; (3) Managing Director - Legal Department, Telex No.: 264521, Answerback: CSI G, with a copy to: Facsimile No.: 44 20 7888 2686, Attention: Managing Director - Legal Department, telephone number for oral confirmation of receipt of facsimile in legible form: 44 20 7888 2028, and in the case of any other Counterparty, the address set forth in Section 11.4(c) of the Indenture or at any other address previously furnished in writing to the Issuing Entity, the Servicer or the Indenture Trustee by such Counterparty, (f) in the case of Moody’s, to Moody’s Investors Service, Inc., ABS Monitoring Department, 99 Church Street, New York, New York 10007, (g) in the case of Standard & Poor’s, to Standard & Poor’s Ratings Services, a division of McGraw-Hill Companies, Inc., 55 Water Street, New York, New York 10041, Attention: Asset Backed Surveillance Department, and (h) in the case of Fitch, to Fitch, Inc., 55 East Monroe Street, Suite 3500, Chicago, Illinois 60603, Attention:  ABS Monitoring — Equipment Loans.

Section 10.4.          Assignment.  Notwithstanding anything to the contrary contained herein, except as provided in Sections 5.7, 6.4 and 7.3 and as provided in the provisions of this Agreement concerning the resignation of the Servicer, this Agreement may not be assigned by the Seller or the Servicer, except that the Seller may assign any or all of its rights to payment under this Agreement.

Section 10.5.          Limitations on Rights of Others.  The provisions of this Agreement are solely for the benefit of the Seller, the Servicer, the Issuing Entity, the Trustee, the Certificateholders, the Indenture Trustee, the Counterparty and the Noteholders, and nothing in this Agreement, whether express or implied, shall be construed to give to any other Person any legal or equitable right, remedy or claim in the Trust Estate or under or in respect of this Agreement or any covenants, conditions or provisions contained herein.

Section 10.6.          Severability.  Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

Section 10.7.          Separate Counterparts.  This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument.

Section 10.8.          Headings.  The headings of the various Articles and Sections herein are for convenience of reference only and shall not define or limit any of the terms or provisions hereof.

Section 10.9.          Governing Law.  This Agreement shall be construed in accordance with the laws of the State of New York, and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

Section 10.10.        Assignment to Indenture Trustee.  The Seller hereby acknowledges and consents to any mortgage, pledge, assignment and grant of a security interest by the Issuing Entity to the Indenture Trustee pursuant to the Indenture for the benefit of the Noteholders and the Counterparty of all right, title and interest of the Issuing Entity in, to and under the Receivables and/or the assignment of any or all of the Issuing Entity’s rights and obligations hereunder to the Indenture Trustee, and agrees that enforcement of a right or remedy hereunder by the Indenture Trustee shall have the same force and effect as if the right or remedy had been enforced or executed by the Issuing Entity.

Section 10.11.        Nonpetition Covenants.  (a)  Notwithstanding any prior termination of this Agreement, the Servicer and the Seller shall not, prior to the date that is one year and one day after the termination of this Agreement, with respect to the Issuing Entity, acquiesce, petition or otherwise invoke or cause the Issuing Entity to invoke the process of any court or governmental authority for the purpose of commencing or sustaining a case against the Issuing Entity under any federal or State bankruptcy, insolvency or similar law or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Issuing Entity or any substantial part of its property, or ordering the winding up or liquidation of the affairs of the Issuing Entity. The foregoing shall not limit the right of the Servicer and the Seller to file any claim in or otherwise take any action with respect to any such insolvency proceeding that was instituted against the Issuing Entity by any Person other than the Servicer or the Seller.

(b)           Notwithstanding any prior termination of this Agreement, the Servicer shall not, prior to the date that is one year and one day after the termination of this Agreement, with respect to the Seller, acquiesce, petition or otherwise invoke or cause the Seller to invoke the process of any court or governmental authority for the purpose of commencing or sustaining a case against the Seller under any federal or State bankruptcy, insolvency or similar law or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Seller or any substantial part of its property, or ordering the winding up or liquidation of the affairs of the Seller. The foregoing shall not limit the right of the Servicer to file any claim in or otherwise take any action with respect to any such insolvency proceeding that was instituted against the Seller by any Person other than the Servicer.

Section 10.12.        Limitation of Liability of Trustee and Indenture Trustee.  (a) Notwithstanding anything contained herein to the contrary, this Agreement has been countersigned by Wilmington Trust Company, not in its individual capacity but solely in its capacity as Trustee of the Issuing Entity, and in no event shall Wilmington Trust Company, in its individual capacity or, except as expressly provided in the Trust Agreement, any beneficial owner of the Issuing Entity have any liability for the representations, warranties, covenants, agreements or other obligations of the Issuing Entity hereunder or in any of the certificates, notices or agreements delivered pursuant hereto, as to all of which recourse shall be had solely to the assets of the Issuing Entity.

(b)           Notwithstanding anything contained herein to the contrary, this Agreement has been accepted by The Bank of New York Trust Company, N.A., not in its individual capacity but solely as Indenture Trustee, and in no event shall The Bank of New York Trust Company, N.A. have any liability for the representations, warranties, covenants, agreements or other obligations of the Issuing Entity hereunder or in any of the certificates, notices or agreements delivered pursuant hereto, as to all of which recourse shall be had solely to the assets of the Issuing Entity.

Section 10.13.        Conditions Precedent to Other Financing Transactions.  The Seller shall not enter into any receivables sale or other financing transaction unless either the appropriate documents relating thereto contain provisions substantially to the effect set out in Sections 11.17 and 11.19 of the Indenture or such transaction otherwise shall have satisfied the Rating Agency Condition.

Section 10.14.        Information Requests.  The parties hereto shall provide any information reasonably requested by the Servicer, the Issuing Entity or the Seller or any of their Affiliates, at the expense of such party, in order to comply with or obtain more favorable treatment under any current or future law, rule, regulation, accounting rule or principle.

Section 10.15.        Information to Be Provided by the Indenture Trustee.

(a)           For so long as the Issuing Entity is required to report under the Exchange Act, the Indenture Trustee shall (i) on or before the fifth Business Day of each month, provide to the Seller, in writing, such information regarding the Indenture Trustee as is requested by the Seller for the purpose of compliance with Item 1117 of Regulation AB; provided, however, that the Indenture Trustee shall not be required to provide such information in the event that there has been no change to the information previously provided by the Indenture Trustee to Seller, and (ii) as promptly as practicable following notice to or discovery by a Responsible Officer of the Indenture Trustee of any changes to such information, provide to the Seller, in writing, such updated information.

(b)           As soon as available but no later than March 15 of each calendar year for so long as the Issuing Entity is required to report under the Exchange Act, commencing in 2008, the Indenture Trustee shall:

(i)            deliver to the Seller a report regarding the Indenture Trustee’s assessment of compliance with the Servicing Criteria during the immediately preceding calendar year, as required under paragraph (b) of Rule 13a-18, Rule 15d-18 of the Exchange Act and Item 1122 of Regulation AB.  Such report shall be signed by an authorized officer of the Indenture Trustee, and shall address each of the Servicing Criteria specified in Exhibit H or such criteria as mutually agreed upon by the Seller and the Indenture Trustee;

(ii)           deliver to the Seller a report of a registered public accounting firm that attests to, and reports on, the assessment of compliance made by the Indenture Trustee and delivered pursuant to the preceding paragraph. Such attestation shall be in accordance with Rules 1-02(a)(3) and 2-02(g) of Regulation S-X under the Securities Act and the Exchange Act; and

(iii)          deliver to the Seller and any other Person that will be responsible for signing the certification required by Rules 13a-14(d) and 15d-14(d) under the Exchange Act (pursuant to Section 302 of the Sarbanes-Oxley Act of 2002) (a “Sarbanes Certification”) on behalf of the Issuer or the Seller a certification substantially in the form attached hereto as Exhibit I or such form as mutually agreed upon by the Seller and the Indenture Trustee.

The Indenture Trustee acknowledges that the parties identified in clause (iii) above may rely on the certification provided by the Indenture Trustee pursuant to such clause in signing a Sarbanes Certification and filing such with the Commission.

(signature page follows)

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective officers as of the day and year first above written.

CNH EQUIPMENT TRUST 2007-A

		By:	Wilmington Trust Company,
not in its individual capacity, but
solely as Trustee of the Trust

		By:	/s/ Robert J. Perkins
			Name:	Robert J. Perkins
			Title:	Sr. Financial Services Officer

CNH CAPITAL RECEIVABLES, LLC
as Seller

		By:	/s/ Brian J. O’Keane
			Name:	Brian J. O’Keane
			Title:	Treasurer

NEW HOLLAND CREDIT COMPANY, LLC
as Servicer

		By:	/s/ Brian J. O’Keane
			Name:	Brian J. O’Keane
			Title:	Treasurer

Acknowledged and Accepted:

The Bank of New York Trust Company, N.A.,
not in its individual capacity
but solely as Indenture Trustee

By:	/s/ Keith Richardson
	Name:	Keith Richardson
	Title:	Vice President

S-1

EXHIBIT A
to Sale and Servicing Agreement

FORM OF NOTEHOLDER’S
STATEMENT PURSUANT TO SECTION 5.11(a)

Payment Date:

(ii)                                  Amount of principal being paid on Notes:

A-1 Notes:	($ per $1,000 original principal amount)

A-2 Notes:	($ per $1,000 original principal amount)

A-3 Notes:	($ per $1,000 original principal amount)

A-4 Notes:	($ per $1,000 original principal amount)

Class B Notes:	($ per $1,000 original principal amount)

(iii)                               Amount of interest being paid on Notes:

A-1 Notes:	($ per $1,000 original principal amount)

A-2 Notes:	($ per $1,000 original principal amount)

A-3 Notes:	($ per $1,000 original principal amount)

A-4 Notes:	($ per $1,000 original principal amount)

Class B Notes:	($ per $1,000 original principal amount)

(iv)                              Pool Balance at end of the preceding Collection Period:

(v)                                 After giving effect to distributions on this Payment Date:

(1)                                  Outstanding Amount of A-1 Notes:

(2)                                  Outstanding Amount of A-2 Notes:

(3)                                  Outstanding Amount of A-3 Notes:

(4)                                  Outstanding Amount of A-4 Notes:

(5)                                  Outstanding Amount of Class B Notes:

(6)                                  A-1 Note Pool Factor:

(7)                                  A-2 Note Pool Factor:

(8)                                  A-3 Note Pool Factor:

(9)                                  A-4 Note Pool Factor:

(10)                            Class B Note Pool Factor:

(vi)                              Amount of Backup Servicer Fee:       ($             per $1,000 original principal amount)

(vii)                           Amount of Servicing Fee:       ($           per $1,000 original principal amount)

(viii)                        Amount of Administration Fee:       ($         per $1,000 original principal amount)

(ix)                                Aggregate Amount of Realized Losses for the Collection Period:

(x)                                   Aggregate Purchase Amounts for the Collection Period:

(xi)                                Balance of Spread Account:

A-1

(xii)                             Pre-funded Amount:

(xiii)                          Balance of Principal Supplement Account:

(xiv)                         Balance of Negative Carry Account:

(xv)                            Amount of Net Swap Payment or Net Swap Receipt:

(xvi)                         Amount of Swap Termination Payment paid by the Issuing Entity:

(xvii)                      A-4 Note Rate for the next Interest Period:

(xviii)                   If the related Payment Date is in March 2009, September 2009 or March 2010:

(1) Average Delinquency Ratio:
(2) Average Delinquency Ratio Test is met:	Yes	No
(3) Cumulative Net Loss Ratio:
(4) Cumulative Net Loss Ratio Test is met:	Yes	No
(5) Specified Spread Account Reduction Trigger is met:	Yes	No

(xix)                           Specified Spread Account Balance:

A-2

EXHIBIT B
to Sale and Servicing Agreement

FORM OF CERTIFICATEHOLDER’S
STATEMENT PURSUANT TO SECTION 5.11(a)

Payment Date:

(i)                                     Amount of principal being paid or distributed:

	(1)	A-1 Notes:
	(2)	A-2 Notes:
	(3)	A-3 Notes:
	(4)	A-4 Notes:
	(5)	Class B Notes:
(a)	Total:		($ per $1,000 original principal amount)

(ii)                                  Amount of interest being paid or distributed:

(a)	(1)	A-1 Notes:
	(2)	A-2 Notes:
	(3)	A-3 Notes:
	(4)	A-4 Notes:
	(5)	Class B Notes:
(b)	Total:		($ per $1,000 original principal amount)

(iii)                               Amount being distributed to the Certificateholders:

(iv)                              Pool Balance at end of the preceding Collection Period:

(v)                                 After giving effect to distributions on this Payment Date:

(a)	(1)	Outstanding Amount of A-1 Notes:
	(2)	Outstanding Amount of A-2 Notes:
	(3)	Outstanding Amount of A-3 Notes:
	(4)	Outstanding Amount of A-4Notes:
	(5)	Outstanding Amount of Class B Notes:
	(6)	A-1 Note Pool Factor:
	(7)	A-2 Note Pool Factor:
	(8)	A-3 Note Pool Factor:
	(9)	A-4 Note Pool Factor:
	(10)	Class B Note Pool Factor:

(vi)                              Amount of Backup Servicer Fee:       ($        per $1,000 original principal amount)

(vii)                           Amount of Servicing Fee:       ($          per $1,000 original principal amount)

(viii)                        Amount of Administration Fee:       ($          per $1,000 original principal amount)

(ix)                                Aggregate Amount of Realized Losses for the Collection Period:

(x)                                   Aggregate Purchase Amounts for the Collection Period:

(xi)                                Balance of Spread Account:

(xii)                             Pre-Funded Amount:

(xiii)                          Balance of Negative Carry Account:

(xiv)                         Amount of Net Swap Payment or Net Swap Receipt:

(xv)                            Amount of Swap Termination Payment paid by the Issuing Entity:

(xvi)                         A-4 Note Rate for the next Interest Period:

(xvii)                      If the related Payment Date is in March 2009, September 2009 or March 2010:

B-1

(1) Average Delinquency Ratio:
(2) Average Delinquency Ratio Test is met:	Yes	No
(3) Cumulative Net Loss Ratio:
(4) Cumulative Net Loss Ratio Test is met:	Yes	No
(5) Specified Spread Account Reduction Trigger is met:	Yes	No

(xviii)                   Specified Spread Account Balance:

B-2

EXHIBIT C
to Sale and Servicing Agreement

FORM OF SERVICER’S CERTIFICATE

Wilmington Trust Company

Rodney Square North,

1100 North Market Street,

Wilmington, Delaware 19890,

Attention: Corporate Trust Administration

The Bank of New York Trust Company, N.A.
2 North LaSalle Street
Suite 1020
Chicago, Illinois 60602

Telephone:	(312) 827-8500
Facsimile:	(312) 827-8562
Attention:	Structured Finance-ABS

CNH Capital Receivables LLC
100 South Saunders Road
Lake Forest, Illinois  60045
Attention:  Treasurer

Fitch, Inc.
55 East Monroe Street, Suite 3500
Chicago, Illinois  60603
Attention:  ABS Monitoring – Equipment Loans

Moody’s Investors Service, Inc.
ABS Monitoring Department
99 Church Street
New York, New York  10007

Standard & Poor’s Ratings Services,
 a division of McGraw-Hill Companies, Inc.
55 Water Street
New York, New York  10041
Attention:  Asset Backed Surveillance Department

Systems & Services Technologies, Inc.
4315 Pickett Road
St. Joseph, Missouri  64503
Attention:  John J. Chappell and Joseph D. Booz

Credit Suisse International

One Cabot Square

London E14 4QJ, England

Attention:

(1) Head of Credit Risk Management;

(2) Managing Director - Operations Department;

(3) Managing Director - Legal Department

Class A-1 Asset-Backed Notes

Class A-2 Asset-Backed Notes

Class A-3 Asset-Backed Notes

Class A-4 Asset-Backed Notes

Class B Asset-Backed Notes

Determination Date:

DISTRIBUTIONS

(1)	Total Distribution Amount	$

(2)	Backup Servicer Fee	$

(3)	Servicing Fee	$

(4)	Administration Fee	$

(5)	Net Swap Payment	$

(6)	Priority Swap Termination Payment Payable by the Issuing Entity	$

(7)	Class A Noteholders’ Class Interest Amount	$

• Interest on Class A Notes ($ ) • Class A Noteholders’ Class Interest Shortfall, if any ($ )

(8)	First Principal Payment Amount	$

(9)	Class B Noteholders’ Class Interest Amount	$

• Interest on Class B Notes ($ ) • Class B Noteholders’ Class Interest Shortfall ($ )

(10)	Note Monthly Principal Distributable Amount	$

• Principal on Class A-1 Notes ($ ) • Principal on Class A-2 Notes ($ ) • Principal on Class A-3 Notes ($ ) • Principal on Class A-4 Notes ($ ) • Principal on Class B Notes ($ )

(11)	NOTEHOLDERS’ DISTRIBUTABLE AMOUNT	$
(7)+(8)+(9)+(10)

(12)	Deposit to Note Distribution Account	$

•  Excess, if any, of Total Distribution Amount (1), less the Priority Swap Termination Payment payable by the Issuing Entity (6), less the Net Swap Payment (5), less the Administration Fee (4), less the Servicing Fee (3), less the Backup Servicer Fee (2)

•  Withdrawal from the Spread Account pursuant to Section 5.7(d) (see 21)

•  Withdrawal from Principal Supplement Account pursuant to Section 5.10

•  But not greater than the Noteholders’ Distributable Amount (11)

(13)	Deposit to Spread Account pursuant to Section 5.6(b)(ix)	$

•  Excess, if any, of Total Distribution Amount (1), less the Priority Swap Termination Payment payable by the Issuing Entity (6), less the Net Swap Payment (5), less the Administration Fee (4), less the Servicing Fee (3), less the Backup Servicer Fee (2), less the Noteholders’ Distributable Amount (11), less the First Principal Payment Amount (8)

•  But not greater than Item (20) below

(14)	Swap Termination payment Pursuant to Section 5.6(b)(x)

(15)	Backup Servicer accrued and unpaid reimbursable expenses	$

(16)	Servicer accrued and unpaid reimbursable expenses	$

(17)	Deposit to Certificate Distribution Account	$

•  Excess, if any, of Total Distribution Amount (1), less Servicer accrued and unpaid reimbursable expenses (16), less Backup Servicer accrued and unpaid reimbursable expenses (15), less the Deposit to Spread Account (13), less the Noteholders’ Distributable Amount (11), less the Priority Swap Termination Payment payable by the Issuing Entity (6), less the First Principal Payment Amount (8), less the Net Swap Payment (5), less the Administration Fee (4), less the Servicing Fee (3), less the Backup Servicer Fee (2)

SPREAD ACCOUNT

(18)	Spread Account Balance as of Determination Date (prior to any deposits or withdrawals)	$

(19)	Specified Spread Account Balance (after all distributions and adjustments)	$

With respect to any Payment Date in March 2009, September 2009 or March 2010:

A. Average Delinquency Ratio Test

•                  Average Delinquency Ratio

•                  Average Delinquency Ratio Test is met

on such Payment Date                                       Yes             No

B. Cumulative Net Loss Ratio Test

•                  Cumulative Net Loss Ratio

•                  Cumulative Net Loss Ratio Test is met

on such Payment Date                                       Yes        No

C. Specified Spread Account Reduction Trigger

•                  Specified Spread Account Trigger is met

on such Payment Date                                       Yes        No

(20)	Limit on Deposit to the Spread Account	$

• The excess, if any, of the Specified Spread Account Balance (19) less the Spread Account Balance as of the Determination Date (prior to any deposits or withdrawals) (18)

(21)	Withdrawal from Spread Account distributed to Seller (as permitted in Sections 5.7(b) and (c) of the Sale and Servicing Agreement)	$

•  The excess, if any, of the Spread Account Balance as of the Determination Date (prior to any deposits or withdrawals) (18) less the Specified Spread Account Balance (19)

•  But zero, if (a) the sum of the Pool Balance (24) and the Pre-Funded Amount as of the first day of the Collection Period; is less than (b) the sum of the Note Balance

(22)	Withdrawal from Spread Account pursuant to Section 5.7(d) to be deposited in the Note Distribution Account	$

•  Excess, if any, of the sum of the First Principal Payment Amount (8), the Noteholders’ Distributable Amount (11), the Net Swap Payment (5), and the Priority Swap Termination Payment payable by the Issuing Entity (6), less the Total Distribution Amount (1), less the Administration Fee (4), less the Servicing Fee (3), less the Backup Servicer Fee (2)

•  But not Greater than the Spread Account Balance (18)

(23)	Final Spread Account Balance (18) + (20) – (21) – (22)	$

MISCELLANEOUS

(24)	Pool Balance at the beginning of this Collection Period	$

(25)	After giving effect to all distributions on the Payment Date during this Collection Period:

	(a) Outstanding Amount of A-1 Notes A-1 Note Pool Factor (.)	$
	(b) Outstanding Amount of A-2 Notes A-2 Note Pool Factor (.)	$
	(c) Outstanding Amount of A-3 Notes A-3 Note Pool Factor (.)	$
	(d) Outstanding Amount of A-4 Notes A-4 Note Pool Factor (.)	$
	(f) Outstanding Amount of Class B Notes Class B Note Pool Factor (.)	$

(26)	Aggregate Purchase Amounts for the preceding Collection Period	$

(27)	Asset Balance at the beginning of this Collection Period	$

EXHIBIT D
to Sale and Servicing Agreement

FORM OF ASSIGNMENT

For value received, in accordance with and subject to the Sale and Servicing Agreement dated as of March 1, 2007 (the “ Sale and Servicing Agreement “) among the undersigned, New Holland Credit Company, LLC (“ NH Credit “) and CNH Equipment Trust 2007-A (the “Issuing Entity “), the undersigned does hereby sell, assign, transfer set over and otherwise convey unto the Issuing Entity, without recourse, all of its right, title and interest in, to and under:  (a) the Initial Receivables, which are listed on  Schedule A  hereto, including all documents constituting chattel paper included therewith, and all obligations of the Obligors thereunder, including all monies paid thereunder on or after the Initial Cutoff Date, (b) the security interests in the Financed Equipment granted by Obligors pursuant to the Initial Receivables and any other interest of the undersigned in such Financed Equipment, (c) any proceeds with respect to the Initial Receivables from claims on insurance policies covering Financed Equipment or Obligors, (d) the Liquidity Receivables Purchase Agreement (only with respect to Owned Contracts included in the Initial Receivables) and the Purchase Agreement, including the right of the undersigned to cause CNH Capital America LLC (“ CNHCA “) to repurchase Receivables from the undersigned under the circumstances described therein, (e) any proceeds from recourse to Dealers with respect to the Initial Receivables, (f) any Financed Equipment that shall have secured an Initial Receivable and that shall have been acquired by or on behalf of the Trust, (g) all funds on deposit from time to time in the Trust Accounts, including the Spread Account Initial Deposit, any Principal Supplement Account  Deposit, the Negative Carry Account Initial Deposit and the Pre-Funded Amount, and in all investments and proceeds thereof (including all income thereon), and (h) the proceeds of any and all of the foregoing. The foregoing sale does not constitute and is not intended to result in any assumption by the Issuing Entity of any obligation of the undersigned to the Obligors, insurers or any other person in connection with the Initial Receivables, Receivables Files, any insurance policies or any agreement or instrument relating to any of them.

This Assignment is made pursuant to and upon the representations, warranties and agreements on the part of the undersigned contained in the Sale and Servicing Agreement and is to be governed in all respects by the Sale and Servicing Agreement. Capitalized terms used herein and not otherwise defined shall have the meanings assigned to them in the Sale and Servicing Agreement.

IN WITNESS WHEREOF, the undersigned has caused this Assignment to be duly executed as of March    , 2007.

CNH CAPITAL RECEIVABLES LLC

By:
Name:
Title:

SCHEDULE A
to Assignment

SCHEDULE OF INITIAL RECEIVABLES
[ON FILE WITH THE INDENTURE TRUSTEE AND INCORPORATED BY
REFERENCE HEREIN]

EXHIBIT E
to Sale and Servicing Agreement

FORM OF SUBSEQUENT TRANSFER ASSIGNMENT

For value received, in accordance with and subject to the Sale and Servicing Agreement dated as of March 1, 2007 (the “Sale and Servicing Agreement”) among CNH Equipment Trust 2007-A, Delaware statutory trust (the “ Issuing Entity “), CNH Capital Receivables LLC, a Delaware limited liability company (the “ Seller “), and New Holland Credit Company, LLC, a Delaware limited liability company (“NH Credit”), the Seller does hereby sell, transfer, assign, set over and otherwise convey to the Issuing Entity, without recourse, all of its right, title and interest in, to and under: (a) the Subsequent Receivables, with an aggregate Contract Value equal to $[                    ], listed on  Schedule A hereto, including all documents constituting chattel paper included therewith, and all obligations of the Obligors thereunder including all monies paid thereunder on or after the Subsequent Cutoff Date, (b) the security interests in the Financed Equipment granted by Obligors pursuant to such Subsequent Receivables and any other interest of the Seller in such Financed Equipment, (c) any proceeds with respect to such Subsequent Receivables from claims on insurance policies covering Financed Equipment or Obligors, (d) the Liquidity Receivables Purchase Agreement (only with respect to Subsequent Receivables purchased by the Seller pursuant to those Agreements) and the Purchase Agreement, including the right of the Seller to cause CNHCA to repurchase Subsequent Receivables from the Seller under the circumstances described therein, (e) any proceeds from recourse to Dealers with respect to such Subsequent Receivables, (f) any Financed Equipment that shall have secured any such Subsequent Receivables and that shall have been acquired by or on behalf of the Trust, and (g) the proceeds of any and all of the foregoing. The foregoing sale does not constitute and is not intended to result in any assumption by the Issuing Entity of any obligation of the Seller to the Obligors, insurers or any other person in connection with such Subsequent Receivables, Receivable Files, any insurance policies or any agreement or instrument relating to any of them.

This Subsequent Transfer Assignment is made pursuant to and upon the representations, warranties and agreements on the part of the Seller contained in the Sale and Servicing Agreement (including the Officer’s Certificate of the Seller accompanying this Agreement) and is to be governed in all respects by the Sale and Servicing Agreement. Capitalized terms used but not otherwise defined herein shall have the meanings assigned to them in the Sale and Servicing Agreement.

IN WITNESS WHEREOF, the undersigned has caused this Subsequent Transfer Assignment to be duly executed as of                                  , 2007.

CNH CAPITAL RECEIVABLES LLC

By:
Name:
Title:

SCHEDULE A
to Subsequent Transfer Assignment

SCHEDULE OF SUBSEQUENT RECEIVABLES
[ON FILE WITH THE INDENTURE TRUSTEE AND INCORPORATED BY
REFERENCE HEREIN.]

ANNEX A
to Subsequent Transfer Assignment

OFFICER’S CERTIFICATE

I, the undersigned officer of CNH Capital Receivables LLC. (the “Company”), do hereby certify, pursuant to Section 2.2(b)(xv)  of the Sale and Servicing Agreement dated as of March 1, 2007 among the Company, CNH Equipment Trust 2007-A and New Holland Credit Company, LLC (the “ Agreement “), that (i) all of the conditions precedent to the transfer to the Issuing Entity of the Subsequent Receivables listed on Schedule A to the Subsequent Transfer Assignment delivered herewith, and the other property and rights related to such Subsequent Receivables as described in  Section 2.2(a) of the Agreement, have been satisfied on or prior to the related Subsequent Transfer Date and (ii) each statement of fact set forth in any Officer’s certificate executed by an officer of the Company in connection with an Opinion of Counsel delivered on the Closing Date with respect to a transfer of, or a security interest in, the Receivables shall be true and correct as of the date hereof with respect to the Subsequent Receivables listed on the aforementioned Schedule A.

Capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Agreement.

IN WITNESS WHEREOF, the undersigned has caused this certificate to be duly executed this        day of                      , 2007.

By:
Name:
Title:

EXHIBIT F
to Sale and Servicing Agreement

FORM OF ACCOUNTANTS’ LETTER IN CONNECTION
WITH THE SUBSEQUENT TRANSFER ASSIGNMENT PURSUANT TO
SECTION 2.2(b)(xiv) OF THE SALE AND SERVICING AGREEMENT

[Letterhead of Ernst & Young]

CNH Capital Receivables LLC
100 South Saunders Road
Lake Forest, Illinois  60045

CNH Equipment Trust 2007-A
c/o The Bank of New York
101 Barclay Street, Floor 8W
New York, New York  10286

Wilmington Trust Company

Rodney Square North,

1100 North Market Street,

Wilmington, Delaware 19890,

Attention: Corporate Trust Administration

The Bank of New York Trust Company, N.A.
2 North LaSalle Street
Suite 1020
Chicago, Illinois 60602
Telephone:            (312) 827-8500
Facsimile:               (312) 827-8562
Attention:              Structured Finance-ABS

Dear Ladies and Gentlemen:

This letter is issued at the request of CNH Capital Receivables LLC. (the “Seller”) with respect to the sale of certain retail receivables (the “ Subsequent Receivables “) to the CNH Equipment Trust 2007-A (the “ Trust “) pursuant to the Sale and Servicing Agreement dated as of March 1, 2007 (the “Sale and Servicing Agreement”) among the Trust, the Seller and New Holland Credit Company, LLC (the “Servicer”).  The sale of the Subsequent Receivables is described in the prospectus dated March 5, 2007 and the prospectus supplement dated March 6, 2007 (together, the “Prospectus”), which relates to the offering by the Trust of 5.26338% Class A-1 Asset Backed Notes, 5.13% Class A-2 Asset Backed Notes, 4.99% Class A-3 Asset Backed Notes, floating rate Class A-4 Asset Backed Notes and 5.09% Class B Asset Backed Notes (collectively, the “ Notes “).  Capitalized terms used herein and not otherwise defined have the meaning described in the Prospectus or the Sale and Servicing Agreement, as applicable. In connection therewith, we performed or have previously performed certain agreed upon procedures as specified in the items below:

1.                                       As previously communicated in our letter to the Seller, the Trust,                                      , the Indenture Trustee and the Trustee dated                  ,               relating to the sale of certain retail receivables (the “ Initial Receivables “) and the offering of the Notes [and the Certificates], we performed several procedures based on a computer data file (the “ Initial File “) received from the Servicer, including the following:

a.                                       We read certain fields on the Initial File to determine whether the data pertaining to the Initial Receivables complied with the selection criteria as noted in our previous letter.

b.                                      Proved the arithmetic accuracy of the Aggregate Contract Value and the related percentage of Initial Receivables coded as representing construction equipment and the Total Aggregate Contract Value of the Initial Receivables as shown on Schedule B.

c.                                       Proved the arithmetic accuracy of the Weighted Average Original Term of the Initial Receivables as shown in Schedule B.

2.                                       On                          ,           , we obtained a computer data file (the “Subsequent File”) produced by and represented by the Servicer to contain the list of the Subsequent Receivables.  The Subsequent File was received directly by Deloitte & Touche from the Servicer.  By use of data retrieval software, we have performed the following with respect to the information contained in the Subsequent File:

a.                                       We read certain fields on the Subsequent File to determine whether the data relating to the Subsequent Receivables complied with selection criteria 1, 2 and 4 as shown on Schedule A.  For purposes of selection criteria 3, as shown on Schedule A, we read certain fields from the Initial File and Subsequent File to aggregate the total Contract Value for each account number for the purpose of determining the Contract Value for each Obligor.  The total Contract Value for each account number was then compared to the aggregate Contract Value to determine if the selection criteria was achieved.

b.                                      Proved the arithmetic accuracy of the Aggregate Contract Value and the related percentage of the Subsequent Receivables coded as representing construction and  the Total Aggregate Contract Value of the Subsequent Receivables as shown on Schedule B.

c.                                       Proved the arithmetic accuracy of the Weighted Average Original Term of the Subsequent Receivables as shown in Schedule B.

3.                                       We proved the arithmetic accuracy of the columnar totals for Aggregate Contract Value of construction equipment and the Total Aggregate Contract Value as shown on Schedule B.

4.                                       We proved the arithmetic accuracy of the percent of total column as shown in 1 on Schedule B by dividing the amount in the Total Aggregate Contract Value of construction equipment column by the amount in the Total Aggregate Contract Value column. We also proved the arithmetic accuracy of the Weighted Average Original Term as shown in 2 on Schedule B by summing the products of Total Aggregate Contract Value times Weighted Average Original Term for the Initial Receivables and the Subsequent Receivables and dividing the resulting sum by the columnar total of the Total Aggregate Contract Value.

The foregoing procedures do not constitute an audit conducted in accordance with generally accepted auditing standards, and, therefore, we are unable to and do not express an opinion on any individual balances or summaries of selected transactions specifically set forth in this letter.  Also, these procedures would not necessarily reveal matters of significance with respect to the findings described herein. Accordingly, we make no representations regarding the sufficiency of the foregoing procedures for your purposes of for questions of legal interpretation.  Had we performed additional procedures, other matters might have come to our attention that would have been reported to you.  Further, we have addressed ourselves solely to the foregoing data in the Sale and Servicing Agreement and the Prospectus and make no representations regarding the adequacy of disclosure regarding whether any material facts have been omitted.

This letter is solely for the information of the addressees and is not to be used, circulated, quoted or otherwise referred to for any other purpose including, but not limited to, the purchase or sale of Notes, nor is it to be referred to in any document.  Furthermore, we undertake no responsibility to update this letter for events and circumstances occurring after the date of this letter.

Very truly yours,

ERNST & YOUNG

SCHEDULE A
to Accountant’s Letter

	Selection Criteria	Results

1.	No Subsequent Receivables was more than 90 days past due as of the applicable Subsequent Cutoff Date.

2.

Each Subsequent Receivable has a Statistical Contract Value as of the Subsequent Cutoff Date that (when combined with the Statistical Contract Value of any other Receivables with the same or an affiliated Obligor) does not exceed 1% of the aggregate Contract Value of all Receivables.

3.

Each Subsequent Receivable has a remaining term to maturity (i.e., the period from but excluding the applicable Subsequent Cutoff Date to and including the Receivables’ maturity date) of not more than 72 months.

SCHEDULE B
to Accountant’s Letter

1.                                       Percentage of principal balance of the Receivables that represents construction equipment:

	Aggregate Contract Value of Construction Equipment	Total Aggregate Contract Value	Construction Equipment Percent of Total
Initial Receivables	$	$		%
Subsequent Receivables	$	$		%
Total Receivables	$	$		%

2.                                       Weighted Average Original Term of the Receivables in the Trust.

	Total Aggregate Contract Value	Weighted Average Original Term

Initial Receivables	$	months

Subsequent Receivables	$	months

Total Receivables	$	months

As noted above, the Weighted Average Original Term does not exceed          months as required by the Sale and Servicing Agreement.

EXHIBIT G
to Sale and Servicing Agreement

FORM OF INITIAL INTEREST RATE SWAP AGREEMENT
[To be attached]

G-1

EXHIBIT H

Minimum Servicing Criteria to be Addressed in
Assessment of Compliance Statement

The assessment of compliance to be delivered by the Indenture Trustee shall address, at a minimum, the criteria identified as below as “Applicable Servicing Criteria”:

Reg AB Reference	Servicing Criteria	Applicable Servicing Criteria
General Servicing Considerations
1122(d)(1)(i)	Policies and procedures are instituted to monitor any performance or other triggers and events of default in accordance with the transaction agreements.	N/A
1122(d)(1)(ii)	If any material servicing activities are outsourced to third parties, policies and procedures are instituted to monitor the third party’s performance and compliance with such servicing activities.	N/A
1122(d)(1)(iii)	Any requirements in the transaction agreements to maintain a back-up servicer for the Pool Assets are maintained.	N/A
1122(d)(1)(iv)

A fidelity bond and errors and omissions policy is in effect on the party participating in the servicing function throughout the reporting period in the amount of coverage required by and otherwise in accordance with the terms of the transaction agreements.

N/A
Cash Collection and Administration
1122(d)(2)(i)

Payments on pool assets are deposited into the appropriate custodial bank accounts and related bank clearing accounts no more than two business days following receipt, or such other number of days specified in the transaction agreements.

X
1122(d)(2)(ii)	Disbursements made via wire transfer on behalf of an obligor or to an investor are made only by authorized personnel.	X
1122(d)(2)(iii)

Advances of funds or guarantees regarding collections, cash flows or distributions, and any interest or other fees charged for such advances, are made, reviewed and approved as specified in the transaction agreements.

N/A
1122(d)(2)(iv)

The related accounts for the transaction, such as cash reserve accounts or accounts established as a form of over collateralization, are separately maintained (e.g., with respect to commingling of cash) as set forth in the transaction agreements.

X
1122(d)(2)(v)

Each custodial account is maintained at a federally insured depository institution as set forth in the transaction agreements. For purposes of this criterion, “federally insured depository institution” with respect to a foreign financial institution means a foreign financial institution that meets the requirements of Rule 13k-1(b)(1) of the Securities Exchange Act.

X
1122(d)(2)(vi)	Unissued checks are safeguarded so as to prevent unauthorized access.	N/A
1122(d)(2)(vii)

Reconciliations are prepared on a monthly basis for all asset-backed securities related bank accounts, including custodial accounts and related bank clearing accounts. These reconciliations are (A) mathematically accurate; (B) prepared within 30

X

Reg AB Reference	Servicing Criteria	Applicable Servicing Criteria

calendar days after the bank statement cutoff date, or such other number of days specified in the transaction agreements; (C) reviewed and approved by someone other than the person who prepared the reconciliation; and (D) contain explanations for reconciling items. These reconciling items are resolved within 90 calendar days of their original identification, or such other number of days specified in the transaction agreements.

Investor Remittances and Reporting
1122(d)(3)(i)

Reports to investors, including those to be filed with the Commission, are maintained in accordance with the transaction agreements and applicable Commission requirements. Specifically, such reports (A) are prepared in accordance with timeframes and other terms set forth in the transaction agreements; (B) provide information calculated in accordance with the terms specified in the transaction agreements; (C) are filed with the Commission as required by its rules and regulations; and (D) agree with investors’ or the trustee’s records as to the total unpaid principal balance and number of Pool Assets serviced by the Servicer.

N/A
1122(d)(3)(ii)	Amounts due to investors are allocated and remitted in accordance with timeframes, distribution priority and other terms set forth in the transaction agreements.	X (solely with respect to remittances)
1122(d)(3)(iii)	Disbursements made to an investor are posted within two business days to the Servicer’s investor records, or such other number of days specified in the transaction agreements.	X
1122(d)(3)(iv)	Amounts remitted to investors per the investor reports agree with cancelled checks, or other form of payment, or custodial bank statements.	X
Pool Asset Administration
1122(d)(4)(i)	Collateral or security on pool assets is maintained as required by the transaction agreements or related pool asset documents.	N/A
1122(d)(4)(ii)	Pool assets and related documents are safeguarded as required by the transaction agreements	N/A
1122(d)(4)(iii)	Any additions, removals or substitutions to the asset pool are made, reviewed and approved in accordance with any conditions or requirements in the transaction agreements.	N/A
1122(d)(4)(iv)

Payments on pool assets, including any payoffs, made in accordance with the related pool asset documents are posted to the Servicer’s obligor records maintained no more than two business days after receipt, or such other number of days specified in the transaction agreements, and allocated to principal, interest or other items (e.g., escrow) in accordance with the related pool asset documents.

N/A
1122(d)(4)(v)	The Servicer’s records regarding the pool assets agree with the Servicer’s records with respect to an obligor’s unpaid principal balance.	N/A
1122(d)(4)(vi)

Changes with respect to the terms or status of an obligor’s pool assets (e.g., loan modifications or re-agings) are made, reviewed and approved by authorized personnel in accordance with the transaction agreements and related pool asset

N/A

Reg AB Reference	Servicing Criteria	Applicable Servicing Criteria
documents.
1122(d)(4)(vii)

Loss mitigation or recovery actions (e.g., forbearance plans, modifications and deeds in lieu of foreclosure, foreclosures and repossessions, as applicable) are initiated, conducted and concluded in accordance with the timeframes or other requirements established by the transaction agreements.

N/A
1122(d)(4)(viii)

Records documenting collection efforts are maintained during the period a pool asset is delinquent in accordance with the transaction agreements. Such records are maintained on at least a monthly basis, or such other period specified in the transaction agreements, and describe the entity’s activities in monitoring delinquent pool assets including, for example, phone calls, letters and payment rescheduling plans in cases where delinquency is deemed temporary (e.g., illness or unemployment).

N/A
1122(d)(4)(ix)	Adjustments to interest rates or rates of return for pool assets with variable rates are computed based on the related pool asset documents.	N/A
1122(d)(4)(x)

Regarding any funds held in trust for an obligor (such as escrow accounts): (A) such funds are analyzed, in accordance with the obligor’s pool asset documents, on at least an annual basis, or such other period specified in the transaction agreements; (B) interest on such funds is paid, or credited, to obligors in accordance with applicable pool asset documents and state laws; and (C) such funds are returned to the obligor within 30 calendar days of full repayment of the related pool assets, or such other number of days specified in the transaction agreements.

N/A
1122(d)(4)(xi)

Payments made on behalf of an obligor (such as tax or insurance payments) are made on or before the related penalty or expiration dates, as indicated on the appropriate bills or notices for such payments, provided that such support has been received by the servicer at least 30 calendar days prior to these dates, or such other number of days specified in the transaction agreements.

N/A
1122(d)(4)(xii)

Any late payment penalties in connection with any payment to be made on behalf of an obligor are paid from the Servicer’s funds and not charged to the obligor, unless the late payment was due to the obligor’s error or omission.

N/A
1122(d)(4)(xiii)

Disbursements made on behalf of an obligor are posted within two business days to the obligor’s records maintained by the servicer, or such other number of days specified in the transaction agreements.

N/A
1122(d)(4)(xiv)	Delinquencies, charge-offs and uncollectible accounts are recognized and recorded in accordance with the transaction agreements.	N/A
1122(d)(4)(xv)	Any external enhancement or other support, identified in Item 1114(a)(1) through (3) or Item 1115 of Regulation AB, is maintained as set forth in the transaction agreements.	N/A

EXHIBIT I

FORM OF INDENTURE TRUSTEE’S ANNUAL CERTIFICATION

Re:          CNH Equipment Trust 2007-A

The Bank of New York Trust Company, N.A., not in its individual capacity but solely as indenture trustee (the “Indenture Trustee”), certifies to CNH Capital Receivables LLC (the “Seller”), and its officers, with the knowledge and intent that they will rely upon this certification, that:

(1)           It has reviewed the report on assessment of the Indenture Trustee’s compliance provided in accordance with Rules 13a-18 and 15d-18 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and Item 1122 of Regulation AB (the “Servicing Assessment”), and the registered public accounting firm’s attestation report provided in accordance with Rules 13a-18 and 15d-18 under the Exchange Act and Section 1122(b) of Regulation AB (the “Attestation Report”) that were delivered by the Indenture Trustee to the Seller pursuant to the Sale and Servicing Agreement (the “Agreement”), dated as of March 1, 2007, by and between New Holland Credit Company, LLC, the Seller and CNH Equipment Trust 2007-A (collectively, the “Indenture Trustee Information”);

(2)           To the best of its knowledge, the Indenture Trustee Information, taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in the light of the circumstances under which such statements were made, not misleading with respect to the period of time covered by the Indenture Trustee Information; and

(3)           To the best of its knowledge, all of the Indenture Trustee Information required to be provided by the Indenture Trustee under the Agreement has been provided to the Seller.

THE BANK OF NEW YORK TRUST COMPANY, N.A.,
not in its individual capacity but solely as Indenture Trustee

Date:

By:
Name:
Title:

Schedule P

1.             General.  The Sale and Servicing Agreement creates, or with respect to the Receivables that are Subsequent Receivables upon the transfer of such Subsequent Receivables pursuant to the Subsequent Transfer Assignment will create, a valid and continuing security interest (as defined in the applicable UCC) in all of CNHCR’s right, title and interest in, to and under (i) the Receivables, (ii) the Financed Equipment granted by Obligors pursuant to the Receivables and (iii) the Liquidity Receivables Purchase Agreement (only with respect to Owned Contracts included in the Receivables) in favor of the Issuing Entity, which, (a) is enforceable upon execution of the Sale and Servicing Agreement against creditors of and purchasers from CNHCR, as such enforceability may be limited by applicable Debtor Relief Laws, now or hereafter in effect, and by general principles of equity (whether considered in a suit at law or in equity), and (b) upon filing of the financing statements described in  clause 4  below will be prior to all other Liens (other than Liens permitted pursuant to  clause 5  below).

2.             Characterization.  The Receivables constitute “tangible chattel paper” within the meaning of UCC Section 9-102.  The rights granted under the agreements described in clause 1 (ii)  and (iii) constitute “general intangibles” within the meaning of UCC Section 9-102.  CNHCR has taken all steps necessary to perfect its security interest in the property securing the Receivables.

3.             Creation.  Immediately prior to the conveyance of the Receivables pursuant to the Sale and Servicing Agreement, CNCHR owns and has good and marketable title to, or has a valid security interest in, the Receivables free and clear of any Lien, claim or encumbrance of any Person.

4.             Perfection.  CNHCR has caused or will have caused, within ten days of the Closing Date, the filing of all appropriate financing statements in the proper filing office in the appropriate jurisdictions under applicable law in order to perfect the security interest granted to the Issuing Entity under the Sale and Servicing Agreement in the Receivables.  With respect to the Receivables that constitute tangible chattel paper, the Servicer or a Subservicer, as custodian, received possession of such original tangible chattel paper after the Issuing Entity received a written acknowledgment from such custodian that it is acting solely as agent of the Indenture Trustee.  All financing statements filed under this clause 4 contain a statement that “A purchase of or security interest in any collateral described in this financing statement will violate the rights of the Secured Party”.

5.             Priority.  Other than the security interests granted to the Issuing Entity pursuant to the Sale and Servicing Agreement and the security interests granted under the Liquidity Receivables Purchase Agreement, which have been released, CNHCR has not pledged, assigned, sold, granted a security interest in, or otherwise conveyed any of the Receivables. CNHCR has not authorized the filing of and is not aware of any financing statements against CNHCR that include a description of collateral covering the Receivables other than any financing statement (i) relating to the security interests granted to the Issuing Entity under the Sale and Servicing Agreement and the security interests granted in connection with the Liquidity Receivables Purchase Agreement and the Prior Securitization, each of which have been released (ii) that has been terminated, or (iii) that has been granted pursuant to the terms of the Basic Documents.  None of the tangible chattel paper that constitutes or evidences the Receivables has any marks or notations indicating that they have pledged, assigned or otherwise conveyed to any Person other than the Indenture Trustee.  CNHCR is not aware of any judgment, ERISA or tax lien filings against it.

6.             Survival of Perfection Representations.  Notwithstanding any other provision of the Sale and Servicing Agreement or any other Basic Document, the Perfection Representations contained in this Schedule P shall be continuing, and remain in full force and effect.

7.             No Waiver.  The parties to the Sale and Servicing Agreement: (i) shall not, without obtaining a confirmation of the then-current rating of the Notes, waive any of the representations and warranties in this Schedule P (the “Perfection Representations”); (ii) shall provide the Ratings Agencies with prompt written notice of any breach of the Perfection Representations, and shall not, without obtaining a confirmation of the then-current rating of the Notes (as determined after any adjustment or withdrawal of the ratings following notice of such breach) waive a breach of any of the Perfection Representations.

8.             Servicer to Maintain Perfection and Priority.  The Servicer covenants that, in order to evidence the interests of CNHCR and Issuing Entity under this Agreement, Servicer shall take such action, or execute and deliver such instruments (other than effecting a Filing (as defined below), unless such Filing is effected in accordance with this paragraph) as may be necessary or advisable (including, without limitation, such actions as are requested by Issuing Entity) to maintain and perfect, as a first priority interest, Issuing Entity’s security interest in the Receivables.  Servicer shall, from time to time and within the time limits established by law, prepare and present to Issuing Entity for Issuing Entity to authorize (based in reliance on the Opinion of Counsel hereinafter provided for) the Servicer to file, all financing statements, amendments, continuations, financing statements in lieu of a continuation statement, terminations, partial terminations, releases or partial releases, or any other filings necessary or advisable to continue, maintain and perfect the Issuing Entity’s security interest in the Receivables as a first-priority interest (each a “Filing”).  Servicer shall present each such Filing to the Issuing Entity together with (x) an Opinion of Counsel to the effect that such Filing is (i) consistent with grant of the security interest to the Issuing Entity pursuant to the Granting Clause of this Agreement, (ii) satisfies all requirements and conditions to such Filing in this Agreement and (iii) satisfies the requirements for a Filing of such type under the Uniform Commercial Code in the applicable jurisdiction (or if the Uniform Commercial Code does not apply, the applicable statute governing the perfection of security interests), and (y) a form of authorization for Issuing Entity’s signature.  Upon receipt of such Opinion of Counsel and form of authorization, Issuing Entity shall promptly authorize in writing Servicer to, and Servicer shall, effect such Filing under the Uniform Commercial Code without the signature of CNHCR or Issuing Entity where allowed by applicable law.  Notwithstanding anything else in the Indenture to the contrary, the Servicer shall not have any authority to effect a Filing without obtaining written authorization from the Issuing Entity in accordance with this paragraph (c).